EXECUTION COPY                               Exhibit 4.1








_________________________________________________________________



	MBNA AMERICA BANK, NATIONAL ASSOCIATION

	Seller and Servicer

	and


	THE BANK OF NEW YORK

	Trustee

	on behalf of the Series 1996-B Certificateholders

	________________________________________

	SERIES 1996-B SUPPLEMENT

	Dated as of March 26, 1996

	to

	POOLING AND SERVICING AGREEMENT

	Dated as of August 4, 1994

	_______________________________________

	MBNA MASTER CREDIT CARD TRUST II

	Series 1996-B


_________________________________________________________________
	TABLE OF CONTENTS


	Page

SECTION 1.	Designation	  1

SECTION 2.	Definitions	  2

SECTION 3.	Servicing Compensation and Assignment of
		Interchange	 19

SECTION 4.	Reassignment and Transfer Terms	 20

SECTION 5.	Delivery and Payment for the Investor
		Certificates	 21

SECTION 6.	Depository; Form of Delivery of Investor
		Certificates	 21

SECTION 7.	Article IV of Agreement	 21
	SECTION 4.04	Rights of Certificateholders and the
			Collateral Interest Holder	 21
	SECTION 4.05	Allocations	 22
	SECTION 4.06	Determination of Monthly Interest	 26
	SECTION 4.07	Determination of Monthly Principal	 27
	SECTION 4.08	Coverage of Required Amount	 28
	SECTION 4.09	Monthly Payments	 29
	SECTION 4.10	Investor Charge-Offs	 33
	SECTION 4.11	Excess Spread	 35
	SECTION 4.12	Reallocated Principal Collections	 36
	SECTION 4.13	Shared Principal Collections	 37
	SECTION 4.14	Principal Funding Account	 38
	SECTION 4.15	Reserve Account	 39
	SECTION 4.16	Determination of LIBOR	 41
	SECTION 4.17	Seller's or Servicer's Failure to Make a
			Deposit or Payment	 41

SECTION 8.	Article V of the Agreement	 42
	SECTION 5.01	Distributions	 42
	SECTION 5.02	Monthly Series 1996-B
			Certificateholders' Statement	 43

SECTION 9.	Series 1996-B Pay Out Events	 45

SECTION 10.	Series 1996-B Termination	 46

SECTION 11.	Periodic Finance Charges and Other Fees	 46

SECTION 12.	Limitations on Addition of Accounts	 47

SECTION 13.	Counterparts	 47

SECTION 14.	Governing Law	 47

SECTION 15.	Additional Notices	 47

SECTION 16.	Additional Representations and Warranties of
		the Servicer	 47

SECTION 17.	No Petition	 48

SECTION 18.	Amendments	 48

SECTION 19.	Tax Representation and Covenant	 48


EXHIBITS

EXHIBIT A-1	Form of Class A Certificate
EXHIBIT A-2	Form of Class B Certificate
EXHIBIT B		Form of Monthly Payment Instructions and
	Notification to the Trustee
EXHIBIT C		Form of Monthly Series 1996-B Certificateholders'
Statement



SCHEDULE 1


Schedule to Exhibit C of the Pooling and Servicing Agreement with respect to the Investor Certificates
		SERIES 1996-B SUPPLEMENT, dated as of March 26, 1996 (this "Series Supplement"), by and between MBNA AMERICA BANK, NATIONAL
ASSOCIATION, a national banking association, as Seller and Servicer, and THE BANK OF NEW YORK, as Trustee under the Pooling and Servicing
Agreement dated as of August 4, 1994 between MBNA America Bank, National Association and the Trustee (as amended, the "Agreement").

		Section 6.09 of the Agreement provides, among other things, that the Seller and the Trustee may at any time and from time to time enter into a supplement to the Agreement for the purpose of authorizing the delivery by the Trustee to the Seller for the execution and redelivery to the Trustee for authentication of one or more Series of Certificates.

		Pursuant to this Series Supplement, the Seller and the Trust shall create a new Series of Investor Certificates and shall specify the Principal Terms thereof.

(a) 		 There is hereby created a Series of Investor Certificates
to be issued in two classes pursuant to the Agreement and this Series Supplement and to be known together as the "Series 1996-B Certificates."
 The two classes shall be designated the Class A Floating Rate Asset Backed Certificates, Series 1996-B (the "Class A Certificates") and the Class B Floating Rate Asset Backed Certificates, Series 1996-B (the
"Class B Certificates"). The Class A Certificates and the Class B Certificates shall be substantially in the form of Exhibits A-1 and A-2 hereto, respectively. In addition, there is hereby created a third
Class of an uncertificated interest in the Trust which shall be deemed to be an "Investor Certificate" for all purposes under the Agreement and this Series Supplement, except as expressly provided herein, and which shall be known as the Collateral Interest, Series 1996-B (the
"Collateral Interest").

(b) Series 1996-B shall be included in Group One (as defined below). Series 1996-B shall not be subordinated to any other Series.

(c)  The Collateral Interest Holder, as holder of an
"Investor Certificate" under the Agreement, shall be entitled to the benefits of the Agreement and this Series Supplement upon payment by the Collateral Interest Holder of amounts owing on the Closing Date pursuant to the Loan Agreement. Notwithstanding the foregoing, except as expressly provided herein, the provisions of Article VI and Article XII of the Agreement relating to the registration, authentication, delivery, presentation, cancellation and surrender of Registered Certificates and the opinion described in Section 6.09(b)(d)(i) and clause (a) and (c) of the definition of Tax Opinion in Section 1.01 of the Agreement shall not be applicable to the Collateral Interest.

		SECTION 2.  Definitions.

		In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern. All Article, Section or subsection references herein shall mean Articles, Sections or subsections of the Agreement, except as otherwise provided herein. All capitalized terms not otherwise defined herein are defined in the Agreement. Each capitalized term defined herein shall relate only to the Investor Certificates and no other Series of Certificates issued by the Trust.

		"Accumulation Period" shall mean, solely for the purposes of the definition of Group One Monthly Principal Payment as such term is defined in each Supplement relating to Group One, the Controlled
Accumulation Period.

		"Accumulation Period Factor" shall mean, for each Monthly Period, a fraction, the numerator of which is equal to the sum of the initial investor interests of all outstanding Series, and the denominator of which is equal to the sum of (a) the Initial Investor Interest, (b) the initial investor interests of all outstanding Series (other than Series 1996-B) which are not expected to be in their revolving periods, and (c) the initial investor interests of all other outstanding Series which are not allocating Shared Principal Collections to other Series and are in their revolving periods.

		"Accumulation Period Length" shall have the meaning assigned such term in subsection 4.09(i).

		"Accumulation Shortfall" shall initially mean zero and shall thereafter mean, with respect to any Monthly Period during the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for the previous Monthly Period over the amount deposited into the Principal Funding Account pursuant to subsection 4.09(e)(i) with respect to the Class A Certificates for the previous Monthly
Period.

		"Adjusted Investor Interest" shall mean, with respect to any date of determination, an amount equal to the sum of (a) the Class A Adjusted Investor Interest and (b) the Class B Investor Interest and (c) the Collateral Interest.

		"Aggregate Investor Default Amount" shall mean, with respect to any Monthly Period, the sum of the Investor Default Amounts in respect of such Monthly Period.

		"Available Investor Principal Collections" shall mean with respect to any Monthly Period, an amount equal to (a) the Investor Principal Collections for such Monthly Period, minus (b) the amount of Reallocated Collateral Principal Collections and Reallocated Class B Principal Collections with respect to such Monthly Period which pursuant to Section 4.12 are required to fund the Class A Required Amount and the Class B Required Amount, plus (c) the amount of Shared Principal Collections with respect to Group One that are allocated to Series
1996-B in accordance with subsection 4.13(b).

		"Available Reserve Account Amount" shall mean, with respect to any Transfer Date, the lesser of (a) the amount on deposit in the Reserve Account on such date (after taking into account any interest and earnings retained in the Reserve Account pursuant to subsection 4.15(b) on such date, but before giving effect to any deposit made or to be made pursuant to subsection 4.11(i) to the Reserve Account on such date) and
(b) the Required Reserve Account Amount.

		"Base Rate" shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest, the Collateral Monthly Interest, each for the related Interest Period, and the Certificateholder Servicing Fee and the
Servicer Interchange, each with respect to such Monthly Period and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

		"Certificateholder Servicing Fee" shall have the meaning specified in subsection 3(a) hereof.

		"Class A Additional Interest" shall have the meaning specified in Section 4.06(a).

		"Class A Adjusted Investor Interest" shall mean, with respect to any date of determination, an amount equal to the Class A Investor Interest minus the Principal Funding Account Balance on such date of determination.

		"Class A Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of the Collections of Finance Charge Receivables and amounts with respect to Annual Membership Fees allocated to the Investor Certificates and deposited in the Finance Charge Account for such Monthly Period (or to be deposited in the Finance Charge Account on the related Transfer Date with respect to the preceding Monthly Period pursuant to the third paragraph of subsection 4.03(a) and Section 2.08 of the Agreement and subsection 3(b) of this Series Supplement), excluding the portion of Collections of Finance Charge Receivables attributable to Servicer Interchange, (b) with respect to any Monthly Period during the Controlled Accumulation Period prior to the payment in full of the Class A Investor Interest, the Principal Funding Investment Proceeds arising pursuant to subsection 4.14(b), if any, with respect to the related Transfer Date and (c) amounts, if any, to be withdrawn from the Reserve Account which will be deposited into the Finance Charge Account on the related Transfer Date pursuant to subsections 4.15(b) and 4.15(d).

		"Class A Certificate Rate" shall mean from the Closing Date through April 14, 1996, and from April 15, 1996, through May 14, 1996 and with respect to each Interest Period thereafter, a per annum rate equal to 0.26% per annum in excess of LIBOR, as determined on the related LIBOR Determination Date.

		"Class A Certificateholder" shall mean the Person in whose name a Class A Certificate is registered in the Certificate Register.

		"Class A Certificates" shall mean any of the certificates executed by the Seller and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-1 hereto.

		"Class A Deficiency Amount" shall have the meaning specified in subsection 4.06(a).

		"Class A Fixed Allocation" shall mean, with respect to any Monthly Period following the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

		"Class A Floating Allocation" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day; provided, however, that, with respect to the first Monthly Period, the Class A Floating Allocation shall mean the percentage equivalent of a fraction, the numerator of which is the Class A Initial Investor
Interest and the denominator of which is the Initial Investor Interest.

		"Class A Initial Investor Interest" shall mean the aggregate initial principal amount of the Class A Certificates, which is $435,000,000.

		"Class A Investor Allocation" shall mean with respect to any Monthly Period, (a) with respect to Default Amounts and Finance Charge Receivables at any time and Principal Receivables during the Revolving Period, the Class A Floating Allocation, and (b) with respect to
Principal Receivables during the Controlled Accumulation Period or Rapid Amortization Period, the Class A Fixed Allocation.

		"Class A Investor Charge-Offs" shall have the meaning specified in subsection 4.10(a).

		"Class A Investor Default Amount" shall mean, with respect to each Transfer Date, an amount equal to the product of (a) the Aggregate Investor Default Amount for the related Monthly Period and (b) the Class A Floating Allocation applicable for the related Monthly
Period.

		"Class A Investor Interest" shall mean, on any date of determination, an amount equal to (a) the Class A Initial Investor Interest, minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such date and minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs pursuant to subsection 4.10(a) over Class A Investor Charge-Offs reimbursed pursuant to subsection 4.11(b) prior to such date of determination; provided, however, that the Class A Investor Interest may not be reduced below zero.

		"Class A Monthly Interest" shall mean the monthly interest distributable in respect of the Class A Certificates as calculated in accordance with subsection 4.06(a).

		"Class A Monthly Principal" shall mean the monthly principal distributable in respect of the Class A Certificates as calculated in accordance with subsection 4.07(a).

		"Class A Required Amount" shall have the meaning specified in subsection 4.08(a).

		"Class A Scheduled Payment Date" shall mean the March 2006
Distribution Date.

		"Class A Servicing Fee" shall have the meaning specified in subsection 3(a) of this Series Supplement.

		"Class B Additional Interest" shall have the meaning specified in subsection 4.06(b).

		"Class B Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the Class B Floating Allocation of the Collections of Finance Charge Receivables and amounts with respect to Annual Membership Fees allocated to the Investor Certificates and deposited in the Finance Charge Account for such Monthly Period (or to be deposited in the Finance Charge Account on the related Transfer Date with respect to the preceding Monthly Period pursuant to the third paragraph of subsection 4.03(a) and Section 2.08 of the Agreement and subsection 3(b) of this Series Supplement), excluding the portion of Collections of Finance Charge Receivables attributable to Servicer Interchange.

		"Class B Certificate Rate" shall mean from the Closing Date through April 14, 1996, and from April 15, 1996 through May 14, 1996 and with respect to each Interest Period thereafter, a per annum rate equal to 0.37% per annum in excess of LIBOR, as determined on the related
LIBOR Determination Date.

		"Class B Certificateholder" shall mean the Person in whose name a Class B Certificate is registered in the Certificate Register.

		"Class B Certificates" shall mean any of the certificates executed by the Seller and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-2 hereto.

		"Class B Deficiency Amount" shall have the meaning specified in subsection 4.06(b).

		"Class B Fixed Allocation" shall mean, with respect to any Monthly Period following the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

		"Class B Floating Allocation" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Investor Interest as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day; provided, however, that, with respect to the first Monthly Period, the Class B Floating Allocation shall mean the percentage equivalent of a fraction, the numerator of which is the Class B Initial Investor
Interest and the denominator of which is the Initial Investor Interest.

		"Class B Initial Investor Interest" shall mean the aggregate initial principal amount of the Class B Certificates, which is $22,500,000.

		"Class B Investor Allocation" shall mean with respect to any Monthly Period, (a) with respect to Default Amounts and Finance Charge Receivables at any time or Principal Receivables during the Revolving Period, the Class B Floating Allocation, and (b) with respect to
Principal Receivables during the Controlled Accumulation Period or Rapid Amortization Period, the Class B Fixed Allocation.

		"Class B Investor Charge-Offs" shall have the meaning specified in subsection 4.10(b).

		"Class B Investor Default Amount" shall mean, with respect to each Transfer Date, an amount equal to the product of (a) the Aggregate Investor Default Amount for the related Monthly Period and (b) the Class B Floating Allocation applicable for the related Monthly
Period.

		"Class B Investor Interest" shall mean, on any date of determination, an amount equal to (a) the Class B Initial Investor Interest, minus (b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates pursuant to subsection 4.10(b), minus (d) the amount of the Reallocated Class B Principal Collections allocated pursuant to subsection 4.12(a) on all prior Transfer Dates for which the Collateral Interest has not been reduced, minus (e) an amount equal to the amount by which the Class B Investor Interest has been reduced on all prior Transfer Dates pursuant to subsection 4.10(a) and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates pursuant to subsection 4.11(d), for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Class B Investor Interest may not be reduced below zero.

		"Class B Monthly Interest" shall mean the monthly interest distributable in respect of the Class B Certificates as calculated in accordance with subsection 4.06(b).

		"Class B Monthly Principal" shall mean the monthly principal distributable in respect of the Class B Certificates as calculated in accordance with subsection 4.07(b).

		"Class B Required Amount" shall have the meaning specified in subsection 4.08(b).

		"Class B Scheduled Payment Date" shall mean the April 2006
Distribution Date.

		"Class B Servicing Fee" shall have the meaning specified in subsection 3(a) hereof.

		"Closing Date" shall mean March 26, 1996.

		"Code" shall mean the Internal Revenue Code of 1986, as amended.

		"Collateral Allocation" shall mean with respect to any Monthly Period, (a) with respect to Default Amounts and Finance Charge Receivables at any time or Principal Receivables during the Revolving Period, the Collateral Floating Allocation, and (b) with respect to Principal Receivables during the Controlled Accumulation Period or Rapid Amortization Period, the Collateral Fixed Allocation.

		"Collateral Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the Collateral Floating Allocation of the Collections of Finance Charge Receivables and amounts with respect to Annual Membership Fees allocated to the Investor Certificates and deposited in the Finance Charge Account for such Monthly Period (or to be deposited in the Finance Charge Account on the related Transfer Date with respect to the preceding Monthly Period pursuant to the third paragraph of subsection 4.03(a) and Section 2.08 of the Agreement and subsection 3(b) of this Series Supplement), excluding the portion of Collections of Finance Charge Receivables attributable to Servicer Interchange.

		"Collateral Charge-Offs" shall have the meaning specified in subsection 4.10(c).

		"Collateral Default Amount" shall mean, with respect to any Transfer Date, an amount equal to the product of (a) the Aggregate
Investor Default Amount for the related Monthly Period and (b) the Collateral Floating Allocation applicable for the related Monthly
Period.

		"Collateral Fixed Allocation" shall mean with respect to any Monthly Period following the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

		"Collateral Floating Allocation" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Interest as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day; provided, however, that, with respect to the first Monthly Period, the Collateral Floating Allocation shall mean the percentage equivalent of a fraction, the numerator of which is the Collateral Initial Interest and the denominator of which is the Initial Investor Interest.

		"Collateral Initial Interest" shall mean $42,500,000.

		"Collateral Interest" shall mean, on any date of determination, a fractional undivided interest in the Trust which shall consist of the right to receive, to the extent necessary to make the required payments to the Collateral Interest Holder under this Series Supplement, the portion of Collections allocable thereto under the Agreement and this Series Supplement, and funds on deposit in the Collection Account allocable thereto pursuant to the Agreement and this Series Supplement; provided that, with respect to any date, the Collateral Interest shall be an amount equal to (a) the Collateral Initial Interest, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (c) the aggregate amount of Collateral Charge-Offs for all prior Transfer Dates pursuant to subsection 4.10(c), minus (d) the amount of Reallocated Principal Collections allocated pursuant to subsections 4.12(a) and (b) on all prior Transfer Dates, minus (e) an amount equal to the amount by which the Collateral Interest has been reduced on all prior Transfer Dates pursuant to subsections 4.10(a) and (b), and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates pursuant to subsection 4.11(h), for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided further, however, that the Collateral Interest may not be reduced below zero.

		"Collateral Interest Holder" shall mean the entity so designated in the Loan Agreement.

		"Collateral Interest Servicing Fee" shall have the meaning specified in subsection 3(a) hereof.

		"Collateral Monthly Interest" shall mean the monthly interest distributable in respect of the Collateral Interest as calculated in accordance with subsection 4.06(c).

		"Collateral Monthly Principal" shall mean the monthly principal distributable in respect of the Collateral Interest as calculated in accordance with subsection 4.07(c).

		"Collateral Rate" shall mean, for any Interest Period, the rate specified in the Loan Agreement.

		"Controlled Accumulation Amount" shall mean (a) for any Transfer Date with respect to the Controlled Accumulation Period prior to the payment in full of the Class A Investor Interest, $36,250,000; provided, however, that if the Accumulation Period Length is determined to be less than 12 months pursuant to subsection 4.09(i), the Controlled Accumulation Amount for each Transfer Date with respect to the Controlled Accumulation Period prior to the payment in full of the Class A Investor Interest will be equal to (i) the product of (x) the Class A Initial Investor Interest and (y) the Accumulation Period Factor for such Monthly Period divided by (ii) the Required Accumulation Factor Number, and (b) for any Transfer Date with respect to the Controlled Accumulation Period after payment in full of the Class A Investor Interest, an amount equal to the Class B Investor Interest as of such Transfer Date.

		"Controlled Accumulation Period" shall mean, unless a Pay Out Event shall have occurred prior thereto, the period commencing at the close of business on February 28, 2005 or such later date as is determined in accordance with subsection 4.09(i) and ending on the first to occur of (a) the commencement of the Rapid Amortization Period and
(b) the Series 1996-B Termination Date.

		"Controlled Deposit Amount" shall mean, with respect to any Transfer Date, the sum of (a) the Controlled Accumulation Amount for such Transfer Date and (b) any existing Accumulation Shortfall.

	 	"Covered Amount" shall mean an amount determined as of each Transfer Date with respect to any Interest Period the product of (a) (i) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, times (ii) the Class A Certificate Rate in effect with respect to such Interest Period, and (b) the Principal Funding Account Balance allocable to the Class A Certificates as of the Record Date preceding such Transfer Date.

		"Credit Enhancement" shall mean (a) with respect to the Class A Certificates, the subordination of the Class B Certificates and the Collateral Interest, and (b) with respect to the Class B
Certificates, the subordination of the Collateral Interest.

		"Credit Enhancement Provider" shall mean the Collateral
Interest Holder.

		"Cumulative Series Principal Shortfall" shall mean the sum of the Series Principal Shortfalls (as such term is defined in each of the related Series Supplements) for each Series in Group One.

		"Daily Principal Shortfall" shall mean, on any date of determination, the excess of the Group One Monthly Principal Payment for the Monthly Period relating to such date over the month to date amount of Collections processed in respect of Principal Receivables for such Monthly Period allocable to investor certificates of all outstanding Series in Group One, not subject to reallocation, which are on deposit or to be deposited in the Principal Account on such date.

		"Deficiency Amount" shall mean, at any time of determination, the sum of the Class A Deficiency Amount and the Class B Deficiency Amount.

		"Distribution Date" shall mean May 15, 1996 and the fifteenth day of each calendar month thereafter, or if such fifteenth day is not a Business Day, the next succeeding Business Day.

		"Excess Principal Funding Investment Proceeds" shall mean, with respect to each Transfer Date relating to the Controlled
Accumulation Period, the amount, if any, by which the Principal Funding Investment Proceeds for such Transfer Date exceed the Covered Amount determined on such Transfer Date.

		"Excess Spread" shall mean, with respect to any Transfer Date, the sum of the amounts with respect to such Transfer Date, if any, specified pursuant to subsections 4.09(a)(iv), 4.09(b)(iii) and 4.09(c)(ii).

		"Fitch" shall mean Fitch Investors Service, L.P. or its successors.

		"Fixed Investor Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is the greater of (a) the aggregate amount of Principal Receivables in the Trust determined as of the close of business on the last day of the prior Monthly Period and (b) the sum of the numerators used to calculate the Investor Percentages (as such term is defined in the Agreement) for allocations with respect to Principal Receivables for all outstanding Series on such date of determination; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust, the denominator determined pursuant to clause (a) hereof shall be
(i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (ii) the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period.

		"Floating Investor Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Investor Interest) and the denominator of which is the greater of (a) the aggregate amount of Principal Receivables as of the close of business on the last day of the preceding Monthly Period (or with respect to the first calendar month in the first Monthly Period, the aggregate amount of Principal Receivables in the Trust as of the close of business on the day immediately preceding the Closing Date, and with respect to the second calendar month in the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the last day of the first calendar month in the first Monthly Period), and (b) the sum of the numerators used to calculate the Investor Percentages (as such term is defined in the Agreement) for allocations with respect to Finance Charge Receivables, Default Amounts or Principal Receivables, as applicable, for all outstanding Series on such date of determination; provided, however, that with respect to any Monthly Period in which an Addition
Date occurs or in which a Removal Date occurs on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust, the denominator determined pursuant to clause
(a) hereof shall be (i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior
Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal
Date and (ii) the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, for the period from and including the related Addition
Date or Removal Date to and including the last day of such Monthly
Period.

		"Group One" shall mean Series 1996-B and each other Series specified in the related Supplement to be included in Group One.

		"Group One Monthly Principal Payment" shall mean with respect to any Monthly Period, for all Series in Group One (including Series 1996-B) which are in an Amortization Period or Accumulation Period (as such terms are defined in the related Supplements for all Series in Group One), the sum of (a) the Controlled Distribution Amount for the related Transfer Date for any Series in its Controlled Amortization Period (as such terms are defined in the related Supplements for all Series in Group One), (b) the Controlled Deposit Amount for the related Transfer Date for any Series in its Accumulation Period, other than its Rapid Accumulation Period, if applicable (as such terms are defined in the related Supplements for all Series in Group
One), (c) the Investor Interest as of the end of the prior Monthly Period taking into effect any payments to be made on the following Distribution Date for any Series in Group One in its Principal Amortization Period or Rapid Amortization Period (as such terms are defined in the related Supplements for all Series in Group One), (d) the Adjusted Investor Interest as of the end of the prior Monthly Period taking into effect any payments or deposits to be made on the following Transfer Date and Distribution Date for any Series in Group One in its Rapid Accumulation Period (as such terms are defined in the related Supplements for all Series in Group One), (e) the excess of the Collateral Interest as of the Transfer Date occurring in such Monthly Period over the Required Collateral Interest for the related Transfer Date, assuming no Accumulation Shortfall and (f) such other amounts as may be specified in the related Supplements for all Series in Group One.

		"Initial Investor Interest" shall mean $500,000,000.

		"Interest Period" shall mean, with respect to any Distribution Date, the period from and including the previous Distribution Date through the day preceding such Distribution Date, except that the initial Interest Period shall be the period from and including the Closing Date through the day preceding the initial Distribution Date.

		"Investor Certificateholder" shall mean (a) with respect to the Class A Certificates, the holder of record of a Class A Certificate,
(b) with respect to the Class B Certificates, the holder of record of a Class B Certificate and (c) with respect to the Collateral Interest, the Collateral Interest Holder.

		"Investor Certificates" shall mean the Class A Certificates, the Class B Certificates and the Collateral Interest.

		"Investor Default Amount" shall mean, with respect to any Receivable in a Defaulted Account, an amount equal to the product of (a) the Default Amount and (b) the Floating Investor Percentage on the day such Account became a Defaulted Account.

		"Investor Interest" shall mean, on any date of determination, an amount equal to the sum of (a) the Class A Investor Interest, (b) the Class B Investor Interest and (c) the Collateral Interest, each as of such date.

		"Investor Percentage" shall mean for any Monthly Period, (a) with respect to Finance Charge Receivables and Default Amounts at any time and Principal Receivables during the Revolving Period, the Floating Investor Percentage and (b) with respect to Principal Receivables during the Controlled Accumulation Period or the Rapid Amortization Period, the Fixed Investor Percentage.

		"Investor Principal Collections" shall mean, with respect to any Monthly Period, the sum of (a) the aggregate amount deposited into the Principal Account for such Monthly Period pursuant to subsections 4.05(a)(ii), (iii) and (iv), 4.05(b)(ii), (iii) and (iv), or
4.05(c)(ii), in each case, as applicable to such Monthly Period, (b) the aggregate amount to be treated as Investor Principal Collections pursuant to subsections 4.09(a)(iii), and 4.11(a), (b), (c), (d), (g) and (h) for such Monthly Period (other than such amount paid from Reallocated Principal Collections), and (c) the aggregate amount of Unallocated Principal Collections deposited into the Principal Account pursuant to subsection 4.05(d).

		"Investor Servicing Fee" shall have the meaning specified in subsection 3(a) hereof.

		"LIBOR" shall mean, for any Interest Period, the London interbank offered rate for one-month United States dollar deposits determined by the Trustee for each Interest Period in accordance with the provisions of Section 4.16.

		"LIBOR Determination Date" shall mean March 22, 1996 for the period from the Closing Date through April 14, 1996, April 11, 1996 for the period from April 15, 1996 through May 14, 1996, and the second
London Business Day prior to the commencement of the second and each subsequent Interest Period.

		"Loan Agreement" shall mean the agreement among the Seller, the Servicer, the Trustee, and the Collateral Interest Holder, dated as of March 26, 1996, as amended or modified from time to time.

		"London Business Day" shall mean any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

		"Monthly Interest" shall mean, with respect to any Transfer Date, the sum of (a) the Class A Monthly Interest, the Class A
Additional Interest, if any, and the unpaid Class A Deficiency Amount, if any; (b) the Class B Monthly Interest, the Class B Additional
Interest, if any, and the unpaid Class B Deficiency Amount, if any, and
(c) the Collateral Monthly Interest, each with respect to such Transfer
Date.

		"Monthly Period" shall have the meaning specified in the Agreement, except that the first Monthly Period with respect to the Investor Certificates shall begin on and include the Closing Date and shall end on and include April 30, 1996.

		"Net Servicing Fee Rate" shall mean (a) so long as the Seller or The Bank of New York is the Servicer, 1.25% per annum and (b) if the Seller or The Bank of New York is no longer the Servicer, 2.0% per annum.

		"Pay Out Commencement Date" shall mean the date on which a Trust Pay Out Event is deemed to occur pursuant to Section 9.01 or a Series 1996-B Pay Out Event is deemed to occur pursuant to Section 9 hereof.

		"Portfolio Adjusted Yield" shall mean, with respect to any Transfer Date, the average of the percentages obtained for each of the three preceding Monthly Periods by subtracting the Base Rate from the Portfolio Yield for such Monthly Period and deducting 0.5% from the result for each Monthly Period.

		"Portfolio Yield" shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is an amount equal to the sum of (a) the amount of Collections of Finance Charge Receivables deposited into the Finance Charge Account and allocable to the Investor Certificates for such Monthly Period and (b) the amount with respect to Annual Membership Fees deposited into the Finance Charge Account and allocable to the Investor Certificates for such Monthly Period, and (c) the Principal Funding Investment Proceeds deposited into the Finance Charge Account on the Transfer Date related to such Monthly Period, and (d) the amount of the Reserve Draw Amount (up to the Available Reserve Account Amount) plus any amounts of interest and earnings described in subsection 4.15, each deposited into the Finance Charge Account on the Transfer Date relating to such Monthly Period, such sum to be calculated on a cash basis after subtracting the Aggregate Investor Default Amount for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

		"Principal Funding Account" shall have the meaning set forth in subsection 4.14(a).

		"Principal Funding Account Balance" shall mean, with respect to any date of determination, the principal amount, if any, on deposit in the Principal Funding Account on such date of determination.

		"Principal Funding Investment Proceeds" shall mean, with respect to each Transfer Date, the investment earnings on funds in the Principal Funding Account (net of investment expenses and losses) for the period from and including the immediately preceding Transfer Date to but excluding such Transfer Date.

		"Principal Funding Investment Shortfall" shall mean, with respect to each Transfer Date relating to the Controlled Accumulation Period, the amount, if any, by which the Principal Funding Investment Proceeds for such Transfer Date are less than the Covered Amount determined as of such Transfer Date.

		"Rapid Amortization Period" shall mean the Amortization Period commencing on the Pay Out Commencement Date and ending on the earlier to occur of (a) the Series 1996-B Termination Date and (b) the termination of the Trust pursuant to Section 12.01.

		"Rating Agency" shall mean Moody's and Standard & Poor's.

		"Rating Agency Condition" shall mean the notification in writing by each Rating Agency to the Seller, the Servicer and the Trustee that an action will not result in any Rating Agency reducing or withdrawing its then existing rating of the investor certificates of any outstanding Series or class of a Series with respect to which it is a Rating Agency.

		"Reallocated Class B Principal Collections" shall mean, with respect to any Transfer Date, Collections of Principal Receivables applied in accordance with subsection 4.12(a) in an amount not to exceed the product of (a) the Class B Investor Allocation with respect to the Monthly Period relating to such Transfer Date and (b) the Investor Percentage with respect to the Monthly Period relating to such Transfer
Date and (c) the amount of Collections of Principal Receivables with respect to the Monthly Period relating to such Transfer Date; provided however, that such amount shall not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for such Transfer Date.

		"Reallocated Collateral Principal Collections" shall mean, with respect to any Transfer Date, Collections of Principal Receivables applied in accordance with subsections 4.12(a) and (b) in an amount not to exceed the product of (a) the Collateral Allocation with respect to the Monthly Period relating to such Transfer Date and (b) the Investor Percentage with respect to the Monthly Period relating to such Transfer Date and (c) the amount of Collections of Principal Receivables with respect to the Monthly Period relating to such Transfer Date; provided however, that such amount shall not exceed the Collateral Interest after giving effect to any Collateral Charge-Offs for such Transfer Date.

		"Reallocated Principal Collections" shall mean the sum of
(a) Reallocated Class B Principal Collections and (b) Reallocated
Collateral Principal Collections.

		"Reference Banks" shall mean four major banks in the London interbank market selected by the Servicer.

		"Required Accumulation Factor Number" shall be equal to a fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest monthly principal payment rate on the Accounts, expressed as a decimal, for the 12 months preceding the date of such calculation.

		"Required Collateral Interest" shall mean (a) initially, $42,500,000 and (b) on any Transfer Date thereafter, 8.5% of the sum of the Class A Adjusted Investor Interest and the Class B Investor Interest on such Transfer Date, after taking into account deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date, and the Collateral Interest on the prior Transfer Date, after any adjustments to be made on such date, but not less than $15,000,000; provided, however, that (x) if either (i) there is a reduction in the Collateral Interest pursuant to clause (c),
(d) or (e) of the definition of such term or (ii) a Pay Out Event with respect to the Investor Certificates has occurred, the Required Collateral Interest for any Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding such reduction or Pay Out Event, (y) in no event shall the Required Collateral Interest exceed the sum of the outstanding principal amounts of (i) the Class A Certificates and (ii) the Class B Certificates, each as of the last day of the Monthly Period preceding such Transfer Date after taking into account the payments to be made on the related Distribution Date and (z) the Required Collateral Interest may be reduced at the Seller's option at any time to a lesser amount if the Seller, the Servicer, the Collateral Interest Holder and the Trustee have been provided evidence that the Rating Agency Condition shall have been satisfied.

		"Required Reserve Account Amount" shall mean, with respect to any Transfer Date on or after the Reserve Account Funding Date, an amount equal to (a) 0.5% of the outstanding principal balance of the Class A Certificates or (b) any other amount designated by the Seller; provided, however, that if such designation is of a lesser amount, the Seller shall (i) provide the Servicer, the Collateral Interest Holder and the Trustee with evidence that the Rating Agency Condition shall have been satisfied and (ii) deliver to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 1996-B.

		"Reserve Account" shall have the meaning specified in subsection 4.15(a).

		"Reserve Account Funding Date" shall mean the Transfer Date which occurs not later than the earliest of (a) the Transfer Date with respect to the Monthly Period which commences 3 months prior to the commencement of the Controlled Accumulation Period; (b) the first
Transfer Date for which the Portfolio Adjusted Yield is less than 2%, but in such event the Reserve Account Funding Date shall not be required to occur earlier than the Transfer Date with respect to the Monthly
Period which commences 12 months prior to the commencement of the Controlled Accumulation Period; (c) the first Transfer Date for which the Portfolio Adjusted Yield is less than 3%, but in such event the Reserve Account Funding Date shall not be required to occur earlier than the Transfer Date with respect to the Monthly Period which commences 6 months prior to the commencement of the Controlled Accumulation Period;
and (d) the first Transfer Date for which the Portfolio Adjusted Yield is less than 4%, but in such event the Reserve Account Funding Date shall not be required to occur earlier than the Transfer Date with respect to the Monthly Period which commences 4 months prior to the commencement of the Controlled Accumulation Period.

		"Reserve Account Surplus" shall mean, as of any Transfer Date following the Reserve Account Funding Date, the amount, if any, by which the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount.

		"Reserve Draw Amount" shall have the meaning specified in subsection 4.15(c).

		"Revolving Period" shall mean the period from and including the Closing Date to, but not including, the earlier of (a) the day the Controlled Accumulation Period commences and (b) the Pay Out
Commencement Date.

		"Series 1996-B" shall mean the Series of the MBNA Master Credit Card Trust II represented by the Investor Certificates.

		"Series 1996-B Certificateholders" shall mean the holder of record of a Series 1996-B Certificate.

		"Series 1996-B Certificates" shall mean the Class A Certificates and the Class B Certificates.

		"Series 1996-B Pay Out Event" shall have the meaning specified in Section 9 hereof.

		"Series 1996-B Termination Date" shall mean the earliest to occur of (a) the Distribution Date on which the Investor Interest is paid in full, (b) the August 2008 Distribution Date and (c) the Trust Termination Date.

		"Series Principal Shortfall" shall mean with respect to any Transfer Date, the excess, if any, of (a) (i) with respect to any Transfer Date relating to the Controlled Accumulation Period, the sum of
(A) the Controlled Deposit Amount for such Transfer Date, and (B) the excess, if any, of the Collateral Interest for such Transfer Date over the Required Collateral Interest for such Transfer Date and (ii) with respect to any Transfer Date during the Rapid Amortization Period, the Adjusted Investor Interest over (b) the Investor Principal Collections minus the Reallocated Principal Collections for such Transfer Date.

		"Series Servicing Fee Percentage" shall mean 2.0%.

		"Servicer Interchange" shall mean, for any Transfer Date, the portion of Collections of Finance Charge Receivables allocated to the Investor Certificates and deposited in the Finance Charge Account with respect to the related Monthly Period that is attributable to Interchange; provided, however, that Servicer Interchange for any Transfer Date shall not exceed one-twelfth of the product of (i) the Adjusted Investor Interest as of the last day of the related Monthly Period and (ii) 0.75%; provided further, however, with respect to the first Transfer Date, the Servicer Interchange may equal but shall not exceed $364,583.33.

		"Shared Principal Collections" shall mean either (a) the amount allocated to the Investor Certificates which may be applied to the Series Principal Shortfall with respect to other outstanding Series in Group One or (b) the amounts allocated to the investor certificates of other Series in Group One which the applicable Supplements for such Series specify are to be treated as "Shared Principal Collections" and which may be applied to cover the Series Principal Shortfall with respect to the Investor Certificates.

		"Telerate Page 3750" shall mean the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

		"Unallocated Principal Collections" shall have the meaning specified in subsection 4.05(d).

(2) 		  The share of the Servicing Fee allocable to Series 1996-B
with respect to any Transfer Date (the "Investor Servicing Fee") shall be equal to one-twelfth of the product of (i) the Series Servicing Fee Percentage and (ii) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Investor Servicing Fee shall be equal to $972,222.22. On each Transfer Date for which the Seller or The Bank of New York is the Servicer, a portion of Interchange with respect to the related Monthly Period that is on deposit in the Finance Charge Account shall be withdrawn from the Finance Charge
Account and paid to the Servicer in payment of a portion of the Investor Servicing Fee with respect to such Monthly Period ("Servicer
Interchange"). Should the Servicer Interchange on deposit in the Finance Charge Account on any Transfer Date with respect to the related Monthly Period be less than one-twelfth of 0.75% of the Adjusted
Investor Interest as of the last day of such Monthly Period, the Investor Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency of Servicer Interchange on deposit in the Finance Charge Account. The Servicer Interchange with respect to the first Transfer Date may equal but shall not exceed $364,583.33. The share of the Investor Servicing Fee allocable to the Class A Investor Interest with respect to any Transfer Date (the "Class
A Servicing Fee") shall be equal to one-twelfth of the product of (i) the Class A Floating Allocation, (ii) the Net Servicing Fee Rate and
(iii) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class A Servicing Fee shall be equal to $528,645.83. The share of the Investor Servicing Fee allocable to the Class B Investor Interest with respect to any Transfer Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of
(i) the Class B Floating Allocation, (ii) the Net Servicing Fee Rate and
(iii) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class B Servicing Fee shall be equal to $27,343.75. The share of the Investor Servicing Fee allocable to the Collateral Interest with respect to any Transfer Date (the "Collateral Interest Servicing Fee", together with the Class A Servicing Fee and the Class B Servicing Fee, the "Certificateholder Servicing
Fee") shall be equal to one-twelfth of the product of (i) the Collateral Floating Allocation, (ii) the Net Servicing Fee Rate and (iii) the
Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Collateral Interest Servicing Fee shall be equal to $51,649.31. Except as specifically provided above, the Servicing Fee shall be paid by the cash flows from the Trust allocated to the Seller or the certificateholders of other Series (as provided in the related Supplements) and in no event shall the Trust, the Trustee or the Investor Certificateholders be liable therefor. The Class A
Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof pursuant to subsections 4.09(a)(ii) and 4.11(a). The Class B Servicing Fee shall be payable solely to the extent amounts are available for distribution in respect thereof pursuant to subsections 4.09(b)(ii) and 4.11(c). The Collateral Interest Servicing Fee shall be payable solely to the extent amounts are available for distribution in respect thereof pursuant to subsection 4.11(f) or if applicable subsection 4.09(c)(i).

(3) On or before each Transfer Date, the Seller shall notify the Servicer of the amount of Interchange to be included as Collections of Finance Charge Receivables and allocable to the Investor Certificateholders with respect to the preceding Monthly Period as determined pursuant to this subsection 3(b). Such amount of Interchange shall be equal to the product of (i) the total amount of Interchange paid or payable to the Seller with respect to such Monthly Period, (ii) a fraction the numerator of which is the aggregate amount of cardholder charges for goods and services in the Accounts with respect to such Monthly Period and the denominator of which is the aggregate amount of cardholder charges for goods and services in all MasterCard and VISA consumer revolving credit card accounts owned by the Seller with respect to such Monthly Period and (iii) the Investor Percentage with regard to Finance Charge Receivables. On each Transfer Date, the Seller shall pay to the Servicer, and the Servicer shall deposit into the Finance Charge Account, in immediately available funds, the amount of Interchange to be so included as Collections of Finance Charge Receivables allocable to the Investor Certificates with respect to the preceding Monthly Period.
 The Seller hereby assigns, sets-over, conveys, pledges and grants a security interest and lien to the Trustee for the benefit of the Investor Certificateholders in Interchange and the proceeds of Interchange, as set forth in this subsection 3(b). In connection with the foregoing grant of a security interest, this Series Supplement shall constitute a security agreement under applicable law. To the extent that a Supplement for a related Series, other than Series 1996-B, assigns, sets-over, conveys, pledges or grants a security interest in Interchange allocable to the Trust, all Investor Certificates of any such Series (except as otherwise specified in any such Supplement) and the Investor Certificates shall rank pari passu and be equally and ratably entitled as provided herein to the benefits of such Interchange without preference or priority on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Series Supplement and other related Supplements.

		SECTION 4. Reassignment and Transfer Terms. The Investor Certificates shall be subject to retransfer to the Seller at its option, in accordance with the terms specified in subsection 12.02(a), on any Distribution Date on or after the Distribution Date on which the Investor Interest is reduced to an amount less than or equal to 5% of the Initial Investor Interest. The deposit required in connection with any such repurchase shall include the amount, if any, on deposit in the Principal Funding Account and will be equal to the sum of (a) the Investor Interest and (b) accrued and unpaid interest on the Investor Certificates through the day preceding the Distribution Date on which the repurchase occurs.

		SECTION 5. Delivery and Payment for the Investor Certificates. The Seller shall execute and deliver the Series 1996-B Certificates to the Trustee for authentication in accordance with
Section 6.01. The Trustee shall deliver such Certificates when authenticated in accordance with Section 6.02.

		SECTION 6.  Depository; Form of Delivery of Investor
Certificates.

(a) The Class A Certificates and the Class B Certificates shall be delivered as Book-Entry Certificates as provided in Sections
6.01 and 6.10.

(b)  The Depository for Series 1996-B shall be The Depository
Trust Company, and the Class A Certificates and Class B Certificates shall be initially registered in the name of Cede & Co., its nominee.

		SECTION 7. Article IV of Agreement. Sections 4.01, 4.02 and 4.03 shall be read in their entirety as provided in the Agreement.
Article IV (except for Sections 4.01, 4.02 and 4.03 thereof) shall be read in its entirety as follows and shall be applicable only to the Investor Certificates:

	ARTICLE IV

	RIGHTS OF CERTIFICATEHOLDERS AND
	ALLOCATION AND APPLICATION OF COLLECTIONS

		SECTION 4.04 Rights of Certificateholders and the Collateral Interest Holder. The Investor Certificates shall represent undivided interests in the Trust, consisting of the right to receive, to the extent necessary to make the required payments with respect to such Investor Certificates at the times and in the amounts specified in this Agreement, (a) the Floating Investor Percentage and Fixed Investor Percentage (as applicable from time to time) of Collections received with respect to the Receivables and (b) funds on deposit in the Collection Account, the Finance Charge Account, the Principal Account, the Principal Funding Account, the Reserve Account and the Distribution Account. The Collateral Interest shall be subordinate to the Class A Certificates and the Class B Certificates. The Class B Certificates shall be subordinate to the Class A Certificates. The Seller Certificate shall not represent any interest in the Collection Account, the Finance Charge Account, the Principal Account, the Principal Funding Account, the Reserve Account or the Distribution Account, except as specifically provided in this Article IV.

		SECTION 4.05  Allocations.

(c)  Allocations During the Revolving Period.  During the
Revolving Period, the Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Investor Certificateholders or the Holder of the Seller Certificate and pay or deposit from the Collection Account the following amounts as set forth below:

(i) Allocate to the Investor Certificateholders the product of (y) the Investor Percentage on the Date of Processing of such Collections and (z) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing, and of that allocation, deposit in the Finance Charge Account an amount equal to either (I) (A) prior to the LIBOR Determination Date occurring in such Monthly Period, an amount equal to the product of (1) the Investor Percentage on the Date of Processing of such Collections and (2) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing, and (B) on and after the LIBOR Determination Date occurring during such Monthly Period, the difference between (1) the Monthly Interest with respect to the immediately following Transfer Date (plus, if the Seller is not the Servicer, the Certificateholder Servicing Fee for such Transfer Date plus the amount of any Certificateholder Servicing Fee due but not paid to the Servicer on any prior Transfer Date) and (2) the amounts previously deposited in the Finance Charge Account with respect to the current Monthly Period pursuant to this subsection 4.05(a)(i) or (II) the amount of Collections of Finance Charge Receivables allocated to the Investor Certificateholders on such Date of Processing pursuant to this subsection 4.05(a)(i); provided, that if a deposit pursuant to subsection 4.05(a)(i)(I) is made on any Date of Processing, on the related Transfer Date, the Servicer shall withdraw from the Collection Account and deposit into the Finance Charge Account an amount equal to the amount of Collections of Finance Charge Receivables that have been allocated to the Investor Certificateholders during the related Monthly Period but not previously deposited in the Finance Charge Account. Funds deposited into the Finance Charge Account pursuant to this subsection 4.05(a)(i) shall be applied in accordance with Section 4.09.

(ii) Deposit into the Principal Account an amount equal to the product of (A) the Collateral Allocation on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and (C) the aggregate amount of Collections processed in respect of Principal
Receivables on such Date of Processing to be applied first in accordance with Section 4.12 and then in accordance with subsection 4.09(d).

(iii) Deposit into the Principal Account an amount equal to the product of (A) the Class B Investor Allocation on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and (C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing to be applied first in accordance with Section 4.12 and then in accordance with subsection 4.09(d).

(iv) (A) Deposit into the Principal Account an amount equal to the product of (1) the Class A Investor Allocation on the Date of Processing of such Collections, (2) the Investor Percentage on the Date of Processing of such Collections and (3) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing; provided, however, that the amount deposited into the Principal Account pursuant to this subsection 4.05(a)(iv)(A) shall not exceed the Daily Principal Shortfall, and (B) pay to the Holder of the Seller Certificate an amount equal to the excess, if any, identified in the proviso to clause (A) above; provided, however, that the amount to be paid to the Holder of the Seller Certificate pursuant to this subsection 4.05(a)(iv)(B) with respect to any Date of Processing shall be paid to the Holder of the Seller Certificate only if the Seller Interest on such Date of Processing is greater than zero (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Date of Processing and the application of payments referred to in subsection 4.03(b)) and otherwise shall be considered as Unallocated Principal Collections and deposited into the Principal Account in accordance with subsection 4.05(d); provided further, that in no event shall the amount payable to the Holder of the Seller Certificate pursuant to this subsection 4.05(a)(iv)(B) be greater than the Seller Interest on such Date of Processing.

(d)  Allocations During the Controlled Accumulation Period.
During the Controlled Accumulation Period, the Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Investor Certificateholders or the Holder of the Seller Certificate and pay or deposit from the Collection Account the following amounts as set forth below:

(i) Deposit into the Finance Charge Account an amount equal to the product of (A) the Investor Percentage on the Date of Processing of such Collections and (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such Date of Processing to be applied in accordance with Section 4.09.

(ii) Deposit into the Principal Account an amount equal to the product of (A) the Collateral Allocation on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and (C) the aggregate amount of Collections processed in respect of Principal
Receivables on such Date of Processing to be applied first in accordance with Section 4.12 and then in accordance with subsection 4.09(e).

(iii) Deposit into the Principal Account an amount equal to the product of (A) the Class B Investor Allocation on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and (C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing to be applied first in accordance with Section 4.12 and then in accordance with subsection 4.09(e).

(iv) (A) Deposit into the Principal Account an amount equal to the product of (1) the Class A Investor Allocation on the Date of Processing of such Collections, (2) the Investor Percentage on the Date of Processing of such Collections and (3) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing; provided, however, that the amount deposited into the Principal Account pursuant to this subsection 4.05(b)(iv)(A) shall not exceed the Daily Principal Shortfall, and (B) pay to the Holder of the Seller Certificate an amount equal to the excess identified in the proviso to clause (A) above, if any; provided, however, that the amount to be paid to the Holder of the Seller Certificate pursuant to this subsection 4.05(b)(iv)(B) with respect to any Date of Processing shall be paid to the Holder of the Seller Certificate only if the Seller Interest on such Date of Processing is greater than zero (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Date of Processing and the application of payments referred to in subsection 4.03(b)) and otherwise shall be considered as Unallocated Principal Collections and deposited into the Principal Account in accordance with subsection 4.05(d); provided further, that in no event shall the amount payable to the Holder of the Seller Certificate pursuant to this subsection 4.05(b)(iv)(B) be greater than the Seller Interest on such Date of Processing.

(e)  Allocations During the Rapid Amortization Period.
During the Rapid Amortization Period, the Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Investor Certificateholders and pay or deposit from the Collection Account the following amounts as set forth below:

(i) Deposit into the Finance Charge Account an amount equal to the product of (A) the Investor Percentage on the Date of Processing of such Collections and (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such Date of Processing to be applied in accordance with Section 4.09.

(ii) (A) Deposit into the Principal Account an amount equal to the product of (1) the Investor Percentage on the Date of Processing of such Collections and (2) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing; provided, however, that the amount deposited into the Principal Account pursuant to this subsection 4.05(c)(ii)(A) shall not exceed the sum of the Investor Interest as of the close of business on the last day of the prior Monthly Period (after taking into account any payments to be made on the Distribution Date relating to such prior Monthly Period and deposits and any adjustments to be made to the Investor Interest to be made on the Transfer Date relating to such Monthly Period) and any Reallocated Principal Collections relating to the Monthly Period in which such deposit is made and (B) pay to the Holder of the Seller Certificate an amount equal to the excess, if any, identified in the proviso to clause (A) above; provided, however, that the amount to be paid to the Holder of the Seller Certificate pursuant to this subsection 4.05(c)(ii)(B) with respect to any Date of Processing shall be paid to the Holder of the Seller Certificate only if the Seller Interest on such Date of Processing is greater than zero (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Date of Processing and the application of payments referred to in subsection 4.03(b)) and otherwise shall be considered as Unallocated Principal Collections and deposited into the Principal Account in accordance with subsection 4.05(d); provided further, that in no event shall the amount payable to the Holder of the Seller Certificate pursuant to this subsection 4.05(c)(ii)(B) be greater than the Seller Interest on such Date of Processing.

(f) Unallocated Principal Collections. Any Collections in respect of Principal Receivables or Finance Charge Receivables not allocated and paid to the Holder of the Seller Certificate because of the limitations contained in subsections 4.05(a)(iv)(B), 4.05(b)(iv)(B) and 4.05(c)(ii)(B) and any amounts allocable to the Investor Certificates deposited in the Principal Account pursuant to subsections 2.04(d)(iii) and 4.03(c) ("Unallocated Principal Collections") shall be held in the Principal Account and, prior to the commencement of the Controlled Accumulation Period or the Rapid Amortization Period shall be paid to the Holder of the Seller Certificate when, and only to the extent that, the Seller Interest is greater than zero. For each Transfer Date with respect to the Controlled Accumulation Period or the Rapid Amortization Period, any such Unallocated Principal Collections held in the Principal Account on such Transfer Date shall be included in the Investor Principal Collections which to the extent available shall be distributed as Available Investor Principal Collections to be applied pursuant to Section 4.09 on such Transfer Date.

		With respect to the Investor Certificates, and notwithstanding anything in the Agreement or this Series Supplement to the contrary, whether or not the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account pursuant to subsections 4.05(a), 4.05(b) and 4.05(c), with respect to any Monthly Period (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account or the Principal Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to the Investor Certificateholders and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

		SECTION 4.06  Determination of Monthly Interest.

(g) The amount of monthly interest distributable to the Class A Certificates shall be an amount equal to the product of (i)(A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class A Certificate Rate in effect with respect to the related Interest Period, times (ii) the outstanding principal balance of the Class A Certificates determined as of the Record Date preceding the related Transfer Date (the "Class A Monthly Interest"); provided, however, that in addition to Class A Monthly Interest an amount equal to the amount of any unpaid Class A Deficiency Amounts, as defined below, plus an amount equal to the product of (A) (1) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (2) the sum of the Class A Certificate Rate in effect with respect to the related Interest Period, plus 2% per annum, and (B) any Class A Deficiency Amount from the prior Transfer Date, as defined below (or the portion thereof which has not theretofore been paid to Class A Certificateholders) (the "Class A Additional Interest") shall also be distributable to the Class A Certificates, and on such Transfer Date the Trustee shall deposit such funds, to the extent available, into the Distribution Account; provided further, that the "Class A Deficiency Amount" for any Transfer Date shall be equal to the excess, if any, of the aggregate amount accrued pursuant to this subsection 4.06(a) as of the prior Interest Period over the amount actually transferred to the Distribution Account for payment of such amount.

(h) The amount of monthly interest distributable to the Class B Certificates shall be an amount equal to the product of (i)(A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class B Certificate Rate in effect with respect to the related Interest Period, times (ii) the outstanding principal balance of the Class B Certificates determined as of the Record Date preceding the related Transfer Date (the "Class B Monthly Interest"); provided, however, that in addition to the Class B Monthly Interest an amount equal to the amount of any unpaid Class B Deficiency Amounts, as defined below, plus an amount equal to the product of (A) (1) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (2) the sum of the Class B Certificate Rate in effect with respect to the related Interest Period, plus 2% per annum, and (B) any Class B Deficiency Amount from the prior Transfer Date, as defined below (or the portion thereof which has not theretofore been paid to Class B Certificateholders) (the "Class B Additional Interest") shall also be distributable to the Class B Certificates, and on such Transfer Date the Trustee shall deposit such funds, to the extent available, into the Distribution Account; provided further, that the "Class B Deficiency Amount" for any Transfer Date shall be equal to the excess, if any, of the aggregate amount accrued pursuant to this subsection 4.06(b) as of the prior Interest Period over the amount actually transferred to the Distribution Account for payment of such amount.

(i) The amount of monthly interest distributable to the Collateral Interest, which shall be an amount equal to the product of
(i)(A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Collateral Rate in effect with respect to the related Interest Period, times (ii) the Collateral Interest determined as of the Record Date preceding such Transfer Date (the "Collateral Monthly Interest"); provided, however, that for the purposes of determining Collateral Monthly Interest only, the Collateral Rate shall not exceed a per annum rate of 1% in excess of LIBOR as determined on the related LIBOR Determination Date.

		SECTION 4.07  Determination of Monthly Principal.

(j) The amount of monthly principal distributable from the Principal Account with respect to the Class A Certificates on each Transfer Date ("Class A Monthly Principal"), beginning with the Transfer Date in the month following the month in which the Controlled Accumulation Period or, if earlier, the Rapid Amortization Period, begins, shall be equal to the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period prior to the Class A Scheduled Payment Date, the Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Investor Interest on such Transfer Date prior to any deposit into the Principal Funding Account to be made on such day.

(k) The amount of monthly principal distributable from the Principal Account with respect to the Class B Certificates on each Transfer Date (the "Class B Monthly Principal"), for the Controlled Accumulation Period, beginning with the Transfer Date following the Monthly Period in which the Class A Investor Interest has been paid in full, and during the Rapid Amortization Period, beginning with the Transfer Date immediately preceding the Distribution Date on which the Class A Investor Interest has been paid in full, shall be an amount equal to the lesser of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date) and (ii) the Class B Investor Interest (after taking into account any adjustments to be made on such Transfer Date pursuant to Sections 4.10 and 4.12) on such Transfer Date.

(l) The amount of monthly principal (the "Collateral Monthly Principal") distributable from the Principal Account with respect to the Collateral Interest on each Transfer Date shall be (A) during the Revolving Period following any reduction of the Required Collateral Interest pursuant to clause (z) of the proviso in the definition thereof an amount equal to the lesser of (1) the excess, if any, of the Collateral Interest (after taking into account any adjustments to be made on such Transfer Date pursuant to Sections 4.10 and 4.12) over the Required Collateral Interest on such Transfer Date, and (2) the Available Investor Principal Collections on such Transfer Date or (B) during the Controlled Accumulation Period or Rapid Amortization Period an amount equal to the lesser of (1) the excess, if any, of the Collateral Interest (after taking into account any adjustments to be made on such Transfer Date pursuant to Sections 4.10 and 4.12) over the Required Collateral Interest on such Transfer Date, and (2) the excess, if any, of (i) the Available Investor Principal Collections on such Transfer Date over (ii) the sum of the Class A Monthly Principal and the Class B Monthly Principal for such Transfer Date.

		SECTION 4.08  Coverage of Required Amount.

(m) On or before each Transfer Date, the Servicer shall determine the amount (the "Class A Required Amount"), if any, by which the sum of (i) the Class A Monthly Interest for such Transfer Date, plus
(ii) the Class A Deficiency Amount, if any, for such Transfer Date, plus
(iii) the Class A Additional Interest, if any, for such Transfer Date, plus (iv) the Class A Servicing Fee for the prior Monthly Period plus
(v) the Class A Servicing Fee, if any, due but not paid on any prior Transfer Date, plus (vi) the Class A Investor Default Amount, if any, for the prior Monthly Period, exceeds the Class A Available Funds for the related Monthly Period.

(n) On or before each Transfer Date, the Servicer shall also determine the amount (the "Class B Required Amount"), if any, equal to the sum of (i) the amount, if any, by which the sum of (A) the Class B Monthly Interest for such Transfer Date, plus (B) the Class B Deficiency Amount, if any, for such Transfer Date plus (C) the Class B Additional Interest, if any, for such Transfer Date, plus (D) the Class B Servicing Fee for the prior Monthly Period plus (E) the Class B Servicing Fee, if any, due but not paid on any prior Transfer Date, exceeds the Class B Available Funds for the related Monthly Period plus (ii) the Class B Investor Default Amount, if any, for the prior Monthly Period.

(o) In the event that the sum of the Class A Required Amount and the Class B Required Amount for such Transfer Date is greater than zero, the Servicer shall give written notice to the Trustee of such positive Class A Required Amount or Class B Required Amount on or before such Transfer Date. In the event that the Class A Required Amount for such Transfer Date is greater than zero, all or a portion of the Excess Spread with respect to such Transfer Date in an amount equal to the Class A Required Amount, to the extent available, for such Transfer Date shall be distributed from the Finance Charge Account on such Transfer Date pursuant to subsection 4.11(a). In the event that the Class A Required Amount for such Transfer Date exceeds the amount of Excess Spread with respect to such Transfer Date, the Collections of Principal Receivables allocable to the Collateral Interest and the Collections of Principal Receivables allocable to the Class B Certificates with respect to the prior Monthly Period shall be applied as specified in Section
4.12. In the event that the Class B Required Amount for such Transfer Date exceeds the amount of Excess Spread available to fund the Class B Required Amount pursuant to subsection 4.11(c), the Collections of Principal Receivables allocable to the Collateral Interest (after application to the Class A Required Amount) shall be applied as specified in Section 4.12; provided, however, that the sum of any payments pursuant to this paragraph shall not exceed the sum of the Class A Required Amount and Class B Required Amount.

		SECTION 4.09 Monthly Payments. On or before each Transfer Date, the Servicer shall instruct the Trustee in writing (which writing shall be substantially in the form of Exhibit B hereto) to withdraw and the Trustee, acting in accordance with such instructions, shall withdraw on such Transfer Date or the related Distribution Date, as applicable, to the extent of available funds, the amounts required to be withdrawn from the Finance Charge Account, the Principal Account, the Principal Funding Account and the Distribution Account as follows:

(p) An amount equal to the Class A Available Funds deposited into the Finance Charge Account for the related Monthly Period will be distributed on each Transfer Date in the following priority:

(i) an amount equal to Class A Monthly Interest for such Transfer Date, plus the amount of any Class A Deficiency Amount for such Transfer Date, plus the amount of any Class A Additional
Interest for such Transfer Date, shall be deposited by the Servicer or the Trustee into the Distribution Account;

(ii) an amount equal to the Class A Servicing Fee for such Transfer Date plus the amount of any Class A Servicing Fee due but not paid to the Servicer on any prior Transfer Date shall be distributed to the Servicer;

(iii)  an amount equal to the Class A Investor Default
Amount, if any, for the preceding Monthly Period shall be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date; and

(iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section 4.11.

(q) An amount equal to the Class B Available Funds deposited into the Finance Charge Account for the related Monthly Period will be distributed on each Transfer Date in the following priority:

(i) an amount equal to the Class B Monthly Interest for such Transfer Date, plus the amount of any Class B Deficiency Amount for such Transfer Date, plus the amount of any Class B Additional
Interest for such Transfer Date, shall be deposited by the Servicer or the Trustee into the Distribution Account;

(ii) an amount equal to the Class B Servicing Fee for such Transfer Date, plus the amount of any Class B Servicing Fee due but not paid to the Servicer on any prior Transfer Date for such Transfer Date shall be distributed to the Servicer; and

(iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section
4.11.

(r) An amount equal to the Collateral Available Funds deposited into the Finance Charge Account for the related Monthly Period will be distributed on each Transfer Date in the following priority:

(i) if the Seller or The Bank of New York is no longer the Servicer, an amount equal to the Collateral Interest Servicing Fee for such Transfer Date plus the amount of any Collateral Interest
Servicing Fee due but not paid to the Servicer on any prior
Transfer Date shall be distributed to the Servicer; and

(ii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section 4.11.

(s) During the Revolving Period, an amount equal to the Available Investor Principal Collections deposited into the Principal Account for the related Monthly Period will be distributed on each Transfer Date in the following priority:

(i) an amount equal to the Collateral Monthly Principal for such Transfer Date shall be distributed to the Collateral Interest Holder in accordance with the Loan Agreement;

(ii) an amount equal to the lesser of (A) the product of (1) a fraction, the numerator of which is equal to the Available Investor Principal Collections remaining after the application specified in subsection 4.09(d)(i) above and the denominator of which is equal to the sum of the Available Investor Principal Collections available for sharing as specified in the related Series Supplement for each Series in Group One and (2) the Cumulative Series Principal Shortfall and (B) Available Investor Principal Collections, shall remain in the Principal Account to be treated as Shared Principal Collections and applied to Series in Group One other than this Series 1996-B; and

(iii) an amount equal to the excess, if any, of (A) the Available Investor Principal Collections for such Transfer Date over (B) the applications specified in subsections 4.09(d)(i) and
(ii) above shall be paid to the Holder of the Seller Certificate; provided, however, that the amount to be paid to the Holder of the Seller Certificate pursuant to this subsection 4.09(d)(iii) with respect to such Transfer Date shall be paid to the Holder of the Seller Certificate only if the Seller Interest on such Date of Processing is greater than zero (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Transfer Date and the application of payments referred to in subsection 4.03(b)) and otherwise shall be considered as Unallocated Principal Collections and deposited into the Principal Account in accordance with subsection 4.05(d); provided further, that in no event shall the amount payable to the Holder of the Seller Certificate pursuant to this subsection 4.09(d)(iii) be greater than the Seller Interest on such Transfer Date.

(t)  During the Controlled Accumulation Period or the Rapid
Amortization Period, an amount equal to the Available Investor Principal Collections deposited into the Principal Account for the related Monthly Period will be distributed on each Transfer Date in the following priority:

(i) an amount equal to the Class A Monthly Principal for such Transfer Date, shall be (A) during the Controlled
Accumulation Period, deposited into the Principal Funding Account, and (B) during the Rapid Amortization Period, deposited into the Distribution Account;

(ii) after giving effect to the distribution referred to in clause (i) above, an amount equal to the Class B Monthly
Principal, shall be deposited into the Distribution Account;

(iii) for each Transfer Date (other than the Transfer Date immediately preceding the Series 1996-B Termination Date, in which case on the Series 1996-B Termination Date) after giving effect to the distribution referred to in clauses (i) and (ii) above, an amount equal to Collateral Monthly Principal shall be distributed to the Collateral Interest Holder in accordance with the Loan Agreement;

(iv) an amount equal to the lesser of (A) the product of (1) a fraction, the numerator of which is equal to the Available Investor Principal Collections remaining after the application specified in subsections 4.09(e)(i), (ii) and (iii) above and the denominator of which is equal to the sum of the Available Investor Principal Collections available for sharing as specified in the related Series Supplement for each Series in Group One and (2) the Cumulative Series Principal Shortfall and (B) the Available Investor Principal Collections, shall remain in the Principal Account to be treated as Shared Principal Collections and applied to Series in Group One other than this Series 1996-B; and

(v) an amount equal to the excess, if any, of (A) the Available Investor Principal Collections over (B) the applications specified in subsections 4.09(e)(i) through (iv) above shall be paid to the Holder of the Seller Certificate; provided, however, that the amount to be paid to the Holder of the Seller Certificate pursuant to this subsection 4.09(e)(v) with respect to such Transfer Date shall be paid to the Holder of the Seller Certificate only if the Seller Interest on such Date of Processing is greater than zero (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Transfer Date and the application of payments referred to in subsection 4.03(b)) and otherwise shall be considered as Unallocated Principal Collections and deposited into the Principal Account in accordance with subsection 4.05(d); provided further, that in no event shall the amount payable to the Holder of the Seller Certificate pursuant to this subsection 4.09(e)(v) be greater than the Seller Interest on such Transfer Date.

(u) On the earlier to occur of (i) the first Transfer Date with respect to the Rapid Amortization Period and (ii) the Transfer Date immediately preceding the Class A Scheduled Payment Date, the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Principal Funding Account and deposit in the Distribution Account the amount on deposit in the Principal Funding Account.

(v) On each Distribution Date, the Trustee shall pay in accordance with subsection 5.01(a) to the Class A Certificateholders from the Distribution Account, the amount deposited into the Distribution Account pursuant to subsection 4.09(a)(i) on the preceding Transfer Date and (b) to the Class B Certificateholders from the
Distribution Account, the amount deposited into the Distribution Account pursuant to subsection 4.09(b)(i) on the preceding Transfer Date.

(w)  On the earlier to occur of (i) the first Distribution
Date with respect to the Rapid Amortization Period and (ii) the Class A Scheduled Payment Date and on each Distribution Date thereafter, the Trustee, acting in accordance with instructions from the Servicer, shall pay in accordance with Section 5.01 from the Distribution Account the amount so deposited into the Distribution Account pursuant to subsections 4.09(e) and (f) on the related Transfer Date in the following priority:

(i) an amount equal to the lesser of such amount on deposit in the Distribution Account and the Class A Investor Interest shall be paid to the Class A Certificateholders; and

(ii) for each Distribution Date with respect to the Rapid Amortization Period and on the Class B Scheduled Payment Date, after giving effect to the distributions referred to in clause (i) above, an amount equal to the lesser of such amount on deposit in the Distribution Account and the Class B Investor Interest shall be paid to the Class B Certificateholders.

(x) The Controlled Accumulation Period is scheduled to commence at the close of business on February 28, 2005; provided, however, that, if the Accumulation Period Length (determined as described below) is less than 12 months, the date on which the Controlled Accumulation Period actually commences will be delayed to the first Business Day of the month that is the number of whole months prior to the Class A Scheduled Payment Date at least equal to the Accumulation Period Length and, as a result, the number of Monthly Periods in the Controlled Accumulation Period will at least equal the Accumulation Period Length. On the Determination Date immediately preceding the February 2005 Distribution Date, and each Determination Date thereafter until the Controlled Accumulation Period begins, the Servicer will determine the "Accumulation Period Length" which will equal the number of whole months such that the sum of the Accumulation Period Factors for each month during such period will be equal to or greater than the Required Accumulation Factor Number; provided, however, that the Accumulation Period Length will not be determined to be less than one month.

		SECTION 4.10  Investor Charge-Offs.

(y) On or before each Transfer Date, the Servicer shall calculate the Class A Investor Default Amount. If on any Transfer Date, the Class A Investor Default Amount for the prior Monthly Period exceeds the sum of the amount allocated with respect thereto pursuant to subsection 4.09(a)(iii), subsection 4.11(a) and Section 4.12 with respect to such Monthly Period, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess, but not by more than the lesser of the Class A Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not by more than the Class A Investor Default Amount for such Transfer Date (a "Class A Investor Charge-Off"). If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread allocated and available for such purpose pursuant to subsection 4.11(b).

(z) On or before each Transfer Date, the Servicer shall calculate the Class B Investor Default Amount. If on any Transfer Date, the Class B Investor Default Amount for the prior Monthly Period exceeds the amount of Excess Spread and Reallocated Collateral Principal Collections which are allocated and available to fund such amount pursuant to subsection 4.11(c) and Section 4.12, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and any adjustments with respect thereto as described in subsection 4.10(a) above) will be reduced by the amount of such excess but not by more than the lesser of the Class B Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and any adjustments with respect thereto as described in subsection 4.10(a) above) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest shall be reduced to zero and the Class B Investor Interest shall be reduced by the amount by which the Collateral Interest would have been reduced below zero, but not by more than the Class B Investor Default Amount for such Transfer Date (a "Class B Investor Charge-Off").
 The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest pursuant to Section 4.12 and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest pursuant to subsection 4.10(a) above. The Class B Investor Interest will thereafter be reimbursed (but not to an amount in excess of the unpaid principal balance of the Class B Certificates) on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under subsection 4.11(d).

(aa) On or before each Transfer Date, the Servicer shall calculate the Collateral Default Amount. If on any Transfer Date, the Collateral Default Amount for the prior Monthly Period exceeds the amount of Excess Spread which is allocated and available to fund such amount pursuant to subsection 4.11(g), the Collateral Interest will be reduced by the amount of such excess but not by more than the lesser of the Collateral Default Amount and the Collateral Interest for such Transfer Date (a "Collateral Charge-Off"). The Collateral Interest will also be reduced by the amount of Reallocated Principal Collections pursuant to Section 4.12 and the amount of any portion of the Collateral Interest allocated to the Class A Certificates or the Class B Certificates to avoid a reduction in the Class A Investor Interest, pursuant to subsection 4.10(a), or the Class B Investor Interest, pursuant to subsection 4.10(b), respectively. The Collateral Interest will thereafter be reimbursed on any Transfer Date by the amount of the Excess Spread allocated and available for that purpose as described under subsection 4.11(h).

		SECTION 4.11 Excess Spread. On or before each Transfer Date, the Servicer shall instruct the Trustee in writing (which writing shall be substantially in the form of Exhibit B hereto) to apply, Excess Spread with respect to the related Monthly Period, to make the following distributions on each Transfer Date in the following priority:

(bb) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date will be used to fund the Class A Required Amount and be applied in accordance with, and in the priority set forth in, subsection 4.09(a);

(cc)  an amount equal to the aggregate amount of Class A
Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date;

(dd) an amount equal to the Class B Required Amount, if any, with respect to such Transfer Date will be used to fund the Class B Required Amount and be applied first in accordance with, and in the priority set forth in, subsection 4.09(b) and then any remaining amount available to pay the Class B Investor Default Amount shall be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date;

(ee) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the initial Class B Investor Interest for reasons other than the payment of principal to the Class B Certificateholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date;

(ff) an amount equal to the Collateral Monthly Interest plus the amount of any past due Collateral Monthly Interest for such Transfer Date will be paid to the Collateral Interest Holder in accordance with the Loan Agreement;

(gg) if the Seller or The Bank of New York is the Servicer, an amount equal to the aggregate amount of accrued but unpaid Collateral Interest Servicing Fees will be paid to the Servicer;

(hh) an amount equal to the Collateral Default Amount, if any, for the prior Monthly Period will be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date;

(ii) an amount equal to the aggregate amount by which the Collateral Interest has been reduced below the Required Collateral Interest for reasons other than the payment of principal to the Collateral Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date;

(jj)  on each Transfer Date from and after the Reserve
Account Funding Date, but prior to the date on which the Reserve Account terminates as described in Section 4.15(f), an amount up to the excess, if any, of the Required Reserve Account Amount over the Available
Reserve Account Amount shall be deposited into the Reserve Account; and

(kk) the balance, if any, after giving effect to the payments made pursuant to subparagraphs (a) through (i) above shall be distributed in accordance with the Loan Agreement.

		SECTION 4.12 Reallocated Principal Collections. On or before each Transfer Date, the Servicer shall instruct the Trustee in writing (which writing shall be substantially in the form of Exhibit B hereto) to withdraw from the Principal Account and apply Reallocated Principal Collections (applying all Reallocated Collateral Principal Collections in accordance with subsections 4.12(a) and (b) prior to applying any Reallocated Class B Principal Collections in accordance with subsection 4.12(a) for any amounts still owing after the application of Reallocated Collateral Principal Collections) with respect to such Transfer Date, to make the following distributions on each Transfer Date in the following priority:

(ll)  an amount equal to the excess, if any, of (i) the Class
A Required Amount, if any, with respect to such Transfer Date over (ii) the amount of Excess Spread with respect to the related Monthly Period, shall be applied pursuant to subsections 4.09(a)(i), (ii) and (iii); and

(mm)  an amount equal to the excess, if any, of (i) the Class
B Required Amount, if any, with respect to such Transfer Date over (ii) the amount of Excess Spread allocated and available to the Class B Certificates pursuant to subsection 4.11(c) on such Transfer Date shall be applied first pursuant to subsections 4.09(b)(i) and (ii) and then pursuant to subsection 4.11(c).

(nn) On each Transfer Date, the Collateral Interest shall be reduced by the amount of Reallocated Collateral Principal Collections and by the amount of Reallocated Class B Principal Collections for such Transfer Date. In the event that such reduction would cause the Collateral Interest (after giving effect to any Collateral Charge-Offs for such Transfer Date) to be a negative number, the Collateral Interest (after giving effect to any Collateral Charge-Offs for such Transfer
Date) shall be reduced to zero and the Class B Investor Interest shall be reduced by the amount by which the Collateral Interest would have been reduced below zero. In the event that the reallocation of Reallocated Principal Collections would cause the Class B Investor Interest (after giving effect to any Class B Investor Charge-Offs for such Transfer Date) to be a negative number on any Transfer Date, Reallocated Principal Collections shall be reallocated on such Transfer Date in an aggregate amount not to exceed the amount which would cause the Class B Investor Interest (after giving effect to any Class B Investor Charge-Offs for such Transfer Date) to be reduced to zero.

		SECTION 4.13  Shared Principal Collections.

(oo) The portion of Shared Principal Collections on deposit in the Principal Account equal to the amount of Shared Principal
Collections allocable to Series 1996-B on any Transfer Date shall be applied as an Available Investor Principal Collection pursuant to
Section 4.09 and pursuant to such Section 4.09 shall be deposited in the Distribution Account or distributed in accordance with the Loan
Agreement.

(pp) Shared Principal Collections allocable to Series 1996-B with respect to any Transfer Date shall mean an amount equal to the Series Principal Shortfall, if any, with respect to Series 1996-B for such Transfer Date; provided, however, that if the aggregate amount of Shared Principal Collections for all Series for such Transfer Date is less than the Cumulative Series Principal Shortfall for such Transfer Date, then Shared Principal Collections allocable to Series 1996-B on such Transfer Date shall equal the product of (i) Shared Principal Collections for all Series for such Transfer Date and (ii) a fraction, the numerator of which is the Series Principal Shortfall with respect to Series 1996-B for such Transfer Date and the denominator of which is the aggregate amount of Cumulative Series Principal Shortfall for all Series for such Transfer Date.

(qq) Solely for the purpose of determining the amount of Available Investor Principal Collections to be treated as Shared Principal Collections on any Transfer Date allocable to other Series in Group One, on each Determination Date, the Servicer shall determine the Class A Required Amount, Class B Required Amount, Excess Spread and Reallocated Principal Collections as of such Determination Date for the following Transfer Date.

		SECTION 4.14  Principal Funding Account.

(rr) The Trustee shall establish and maintain with a Qualified Institution, which may be the Trustee, in the name of the Trust, on behalf of the Trust, for the benefit of the Investor Certificateholders, a segregated trust account with the corporate trust department of such Qualified Institution (the "Principal Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Principal Funding Account and in all proceeds thereof. The Principal Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. If at any time the institution holding the Principal Funding Account ceases to be a Qualified Institution, the Seller shall notify the Trustee, and the Trustee upon being notified (or the Servicer on its behalf) shall, within 10 Business Days, establish a new Principal Funding Account meeting the conditions specified above with a Qualified Institution, and shall transfer any cash or any investments to such new Principal Funding Account. The Trustee, at the direction of the Servicer, shall (i) make withdrawals from the Principal Funding Account from time to time, in the amounts and for the purposes set forth in this Series Supplement, and
(ii) on each Transfer Date (from and after the commencement of the Controlled Accumulation Period) prior to termination of the Principal Funding Account make a deposit into the Principal Funding Account in the amount specified in, and otherwise in accordance with, subsection 4.09(e).

(ss) Funds on deposit in the Principal Funding Account shall be invested at the direction of the Servicer by the Trustee in Permitted Investments. Funds on deposit in the Principal Funding Account on any Transfer Date, after giving effect to any withdrawals from the Principal Funding Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date. The Trustee shall maintain for the benefit of the Investor Certificateholders possession of the negotiable instruments or securities, if any, evidencing such Permitted Investments. No Permitted Investment shall be disposed of prior to its maturity.

		On the Transfer Date occurring in the month following the commencement of the Controlled Accumulation Period and on each Transfer Date thereafter with respect to the Controlled Accumulation Period, the Trustee, acting at the Servicer's direction given on or before such Transfer Date, shall transfer from the Principal Funding Account to the Finance Charge Account the Principal Funding Investment Proceeds on deposit in the Principal Funding Account, but not in excess of the Covered Amount, for application as Class A Available Funds applied pursuant to subsection 4.09(a)(i).

		Any Excess Principal Funding Investment Proceeds shall be paid to the Seller on each Transfer Date. An amount equal to any Principal Funding Investment Shortfall will be deposited in the Finance Charge Account on each Transfer Date from the Reserve Account to the extent funds are available pursuant to subsection 4.15(d). Principal Funding Investment Proceeds (including reinvested interest) shall not be considered part of the amounts on deposit in the Principal Funding Account for purposes of this Series Supplement.

		SECTION 4.15  Reserve Account.

(tt) The Trustee shall establish and maintain with a Qualified Institution, which may be the Trustee in the name of the Trust, on behalf of the Trust, for the benefit of the Investor Certificateholders, a segregated trust account with the corporate trust department of such Qualified Institution (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders.
The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Reserve Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. If at any time the institution holding the Reserve Account ceases to be a Qualified Institution, the Seller shall notify the Trustee, and the Trustee upon being notified (or the Servicer on its behalf) shall, within 10 Business Days, establish a new Reserve Account meeting the conditions specified above with a Qualified Institution, and shall transfer any cash or any investments to such new Reserve Account.
 The Trustee, at the direction of the Servicer, shall (i) make withdrawals from the Reserve Account from time to time in an amount up to the Available Reserve Account Amount at such time, for the purposes set forth in this Series Supplement, and (ii) on each Transfer Date (from and after the Reserve Account Funding Date) prior to termination of the Reserve Account make a deposit into the Reserve Account in the amount specified in, and otherwise in accordance with, subsection 4.11(i).

(uu) Funds on deposit in the Reserve Account shall be invested at the direction of the Servicer by the Trustee in Permitted Investments. Funds on deposit in the Reserve Account on any Transfer Date, after giving effect to any withdrawals from the Reserve Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date. The Trustee shall maintain for the benefit of the Investor Certificateholders possession of the negotiable instruments or securities, if any, evidencing such Permitted Investments. No Permitted Investment shall be disposed of prior to its maturity. On each Transfer Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Transfer Date on funds on deposit in the Reserve Account shall be retained in the Reserve Account (to the extent that the Available Reserve Account Amount is less than the Required Reserve Account Amount) and the balance, if any, shall be deposited into the Finance Charge Account and included in Class A Available Funds for such Transfer Date. For purposes of determining the availability of funds or the balance in the Reserve Account for any reason under this Series Supplement, except as otherwise provided in the preceding sentence, investment earnings on such funds shall be deemed not to be available or on deposit.

(vv) On or before each Transfer Date with respect to the Controlled Accumulation Period prior to the payment in full of the Class A Investor Interest and on or before the first Transfer Date with respect to the Rapid Amortization Period, the Servicer shall calculate the "Reserve Draw Amount" which shall be equal to the Principal Funding Investment Shortfall with respect to each Transfer Date with respect to the Controlled Accumulation Period or the first Transfer Date with respect to the Rapid Amortization Period; provided, however, that such amount will be reduced to the extent that funds otherwise would be available for deposit in the Reserve Account under Section 4.11(i) with respect to such Transfer Date.

(ww)  In the event that for any Transfer Date the Reserve
Draw Amount is greater than zero, the Reserve Draw Amount, up to the Available Reserve Account Amount, shall be withdrawn from the Reserve Account on such Transfer Date by the Trustee (acting in accordance with the instructions of the Servicer), deposited into the Finance Charge Account and included in Class A Available Funds for such Transfer Date.

(xx) In the event that the Reserve Account Surplus on any Transfer Date, after giving effect to all deposits to and withdrawals from the Reserve Account with respect to such Transfer Date, is greater than zero, the Trustee, acting in accordance with the instructions of the Servicer, shall withdraw from the Reserve Account, and pay in accordance with the Loan Agreement, an amount equal to such Reserve Account Surplus.

(yy) Upon the earliest to occur of (i) the termination of the Trust pursuant to Article XII of the Agreement, (ii) if the Controlled Accumulation Period has not commenced, the first Transfer Date relating to the Rapid Amortization Period and (iii) if the Controlled Accumulation Period has commenced, the earlier of the first Transfer Date with respect to the Rapid Amortization Period and the Transfer Date immediately preceding the Class A Scheduled Payment Date, the Trustee, acting in accordance with the instructions of the Servicer, after the prior payment of all amounts owing to the Series 1996-B Certificateholders that are payable from the Reserve Account as provided herein, shall withdraw from the Reserve Account and pay in accordance with the Loan Agreement, all amounts, if any, on deposit in the Reserve Account and the Reserve Account shall be deemed to have terminated for purposes of this Series Supplement.

		SECTION 4.16  Determination of LIBOR.

(zz) On each LIBOR Determination Date, the Trustee will determine LIBOR on the basis of the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period). The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period).

(aaa)  The Class A Certificate Rate and Class B Certificate
Rate applicable to the then current and the immediately preceding
Interest Periods may be obtained by any Investor Certificateholder by telephoning the Trustee at its Corporate Trust Office at (212) 815-5368.

(bbb)  On each LIBOR Determination Date prior to 12:00 noon
New York City time, the Trustee shall send to the Servicer by facsimile, notification of LIBOR for the following Interest Period.

		SECTION 4.17  Seller's or Servicer's Failure to Make a
Deposit or Payment.

		If the Servicer or the Seller fails to make, or give instructions to make, any payment or deposit (other than as required by subsections 2.04(d) and (e) and 12.02(a) or Sections 10.02 and 12.01) required to be made or given by the Servicer or Seller, respectively, at the time specified in the Agreement (including applicable grace periods), the Trustee shall make such payment or deposit from the applicable Investor Account without instruction from the Servicer or Seller. The Trustee shall be required to make any such payment, deposit or withdrawal hereunder only to the extent that the Trustee has sufficient information to allow it to determine the amount thereof; provided, however, that the Trustee shall in all cases be deemed to have sufficient information to determine the amount of interest payable to the Series 1996-B Certificateholders on each Distribution Date. The Servicer shall, upon request of the Trustee, promptly provide the Trustee with all information necessary to allow the Trustee to make such payment, deposit or withdrawal. Such funds or the proceeds of such withdrawal shall be applied by the Trustee in the manner in which such payment or deposit should have been made by the Seller or the Servicer, as the case may be.

		SECTION 8. Article V of the Agreement. Article V of the Agreement shall read in its entirety as follows and shall be applicable only to the Investor Certificateholders:


	ARTICLE V

	DISTRIBUTIONS AND REPORTS TO INVESTOR
	CERTIFICATEHOLDERS

(ccc) 		 On each Distribution Date, the Trustee shall distribute (in accordance with the certificate delivered on or before the related
Transfer Date by the Servicer to the Trustee pursuant to subsection
3.04(b)) to each Class A Certificateholder of record on the immediately preceding Record Date (other than as provided in subsection 2.04(e) or Section 12.03 respecting a final distribution) such Certificateholder's pro rata share (based on the aggregate Undivided Interests represented by Class A Certificates held by such Certificateholder) of amounts on deposit in the Distribution Account as are payable to the Class A Certificateholders pursuant to Section 4.09 by check mailed to each Class A Certificateholder (at such Certificateholder's address as it appears in the Certificate Register), except that with respect to Class
A Certificates registered in the name of the nominee of a Clearing
Agency, such distribution shall be made in immediately available funds.

(ddd) On each Distribution Date, the Trustee shall distribute (in accordance with the certificate delivered on or before the related Transfer Date by the Servicer to the Trustee pursuant to subsection 3.04(b)) to each Class B Certificateholder of record on the immediately preceding Record Date (other than as provided in subsection 2.04(e) or Section 12.03 respecting a final distribution) such Certificateholder's pro rata share (based on the aggregate Undivided Interests represented by Class B Certificates held by such Certificateholder) of amounts on deposit in the Distribution Account as are payable to the Class B Certificateholders pursuant to Section 4.09 by check mailed to each Class B Certificateholder (at such Certificateholder's address as it appears in the Certificate Register), except that with respect to Class B Certificates registered in the name of the nominee of a Clearing Agency, such distribution shall be made in immediately available funds.

		SECTION 5.02  Monthly Series 1996-B Certificateholders'
Statement.

(eee) On or before each Distribution Date, the Trustee shall forward to each Series 1996-B Certificateholder, each Rating Agency and the Collateral Interest Holder a statement substantially in the form of Exhibit C to this Series Supplement prepared by the Servicer, delivered to the Trustee and setting forth, among other things, the following information (which, in the case of subclauses (i), (ii) and (iii) below, shall be stated on the basis of an original principal amount of $1,000 per Certificate and, in the case of subclauses (ix) and (x) shall be stated on an aggregate basis and on the basis of an original principal amount of $1,000 per Certificate, as applicable):

(i) 	the amount of the current distribution;

(ii) 	the amount of the current distribution allocable to
Class A Monthly Principal, Class B Monthly Principal and
Collateral Monthly Principal, respectively;

(iii) 	the amount of the current distribution allocable to Class
A Monthly Interest, Class A Deficiency Amounts, Class A Additional Interest, Class B Monthly Interest, Class B Deficiency Amounts, Class B Additional Interest and Collateral Monthly Interest, and any accrued and unpaid Collateral Monthly Interest, respectively;

(iv) 	the amount of Collections of Principal Receivables
processed during the related Monthly Period and allocated in respect of the Class A Certificates, the Class B Certificates and the Collateral Interest, respectively;

(v) 	the amount of Collections of Finance Charge Receivables
processed during the related Monthly Period and allocated in respect of the Class A Certificates, the Class B Certificates and the Collateral Interest, respectively;

(vi) 	the aggregate amount of Principal Receivables, the
Investor Interest, the Adjusted Investor Interest, the Class A Investor Interest, the Class A Adjusted Investor Interest, the Class B Investor Interest, the Collateral Interest, the Floating Investor Percentage, the Class A Floating Allocation, the Class B Floating Allocation, the Collateral Floating Allocation and the Fixed Investor Percentage, Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation with respect to the Principal Receivables in the Trust as of the end of the day on the Record Date;

(vii) 	the aggregate outstanding balance of Accounts which were
35 to 64, 65 to 94, 95 to 124, 125 to 154 and 155 or more days delinquent as of the end of the day on the Record Date;

(viii) 	the Aggregate Investor Default Amount, the Class A
Investor Default Amount, the Class B Investor Default Amount and the Collateral Default Amount for the related Monthly Period;

(ix) 	the aggregate amount of Class A Investor Charge-Offs,
Class B Investor Charge-Offs and Collateral Charge-Offs for the related Monthly Period;

(x) 	the aggregate amount of Class A Investor Charge-Offs,
Class B Investor Charge-Offs and Collateral Charge-Offs reimbursed on the Transfer Date immediately preceding such Distribution Date;

(xi) 	the amount of the Class A Servicing Fee, the Class B
Servicing Fee, the Collateral Servicing Fee and the Servicer
Interchange for the related Monthly Period;

(xii) 	the Portfolio Yield for the preceding Monthly Period;

(xiii) 	the amount of Reallocated Collateral Principal
Collections and Reallocated Class B Principal Collections with respect to such Distribution Date;

(xiv) 	the Class B Investor Interest and the Collateral Interest
as of the close of business on such Distribution Date;

(xv) 	LIBOR for the Interest Period ending on such
Distribution Date;

(xvi) 	the Principal Funding Account Balance on the Transfer
Date;

(xvii) 	the Accumulation Shortfall;

(xviii) 	the Principal Funding Investment Proceeds transferred to
the Finance Charge Account on the related Transfer Date;

(xix) 	the Principal Funding Investment Shortfall on the related
Transfer Date;

(xx) 	the amount of Class A Available Funds and Class B
Available Funds on deposit in the Finance Charge Account on the related Transfer Date; and

(xxi) 	such other items as are set forth in Exhibit C to this
Series Supplement.

(fff) Annual Certificateholders' Tax Statement. On or before January 31 of each calendar year, beginning with calendar year 1997, the Trustee shall distribute to each Person who at any time during the preceding calendar year was a Series 1996-B Certificateholder, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Series 1996-B Certificateholders, as set forth in subclauses (i), (ii) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 1996-B Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Servicer deems necessary or desirable to enable the Series 1996-B Certificateholders to prepare their tax returns. Such obligations of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

		SECTION 9. Series 1996-B Pay Out Events. If any one of the following events shall occur with respect to the Investor Certificates:

(ggg) failure on the part of the Seller (i) to make any payment or deposit required by the terms of (A) the Agreement or (B) this Series Supplement, on or before the date occurring five days after the date such payment or deposit is required to be made herein or (ii) duly to observe or perform in any material respect any covenants or agreements of the Seller set forth in the Agreement or this Series Supplement (including, without limitation, the covenant of the Seller contained in Section 11 of this Series Supplement), which failure has a material adverse effect on the Series 1996-B Certificateholders (which determination shall be made without reference to whether any funds are available under the Collateral Interest) and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee, or to the Seller and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of this Series 1996-B, and continues to affect materially and adversely the interests of the Series 1996-B Certificateholders (which determination shall be made without reference to whether any funds are available under the Collateral Interest) for such period;

(hhh) any representation or warranty made by the Seller in the Agreement or this Series Supplement, or any information contained in a computer file or microfiche list required to be delivered by the Seller pursuant to Section 2.01 or 2.06, (i) shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee, or to the Seller and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of this Series 1996-B, and (ii) as a result of which the interests of the Series 1996-B Certificateholders are materially and adversely affected (which determination shall be made without reference to whether any funds are available under the Collateral Interest) and continue to be materially and adversely affected for such period; provided, however, that a Series 1996-B Pay Out Event pursuant to this subsection 9(b) hereof shall not be deemed to have occurred hereunder if the Seller has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Agreement;

(iii)  the average Portfolio Yield for any three consecutive
Monthly Periods is less than the average Base Rate for such period;

(jjj) the Seller shall fail to convey Receivables arising under Additional Accounts, or Participations, to the Trust, as required by subsection 2.06(a);

(kkk) any Servicer Default shall occur which would have a material adverse effect on the Series 1996-B Certificateholders; or

(lll) the Class A Investor Interest shall not be paid in full on the Class A Scheduled Payment Date or the Class B Investor Interest shall not be paid in full on the Class B Scheduled Payment Date;

then, in the case of any event described in subsection 9(a), (b) or (e) hereof, after the applicable grace period set forth in such subparagraphs, either the Trustee or Holders of Series 1996-B Certificates and the Collateral Interest Holder evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of this Series 1996-B by notice then given in writing to the Seller and the Servicer (and to the Trustee if given by the Certificateholders) may declare that a pay out event (a "Series 1996-B Pay Out Event") has occurred as of the date of such notice, and in the case of any event described in subsection 9(c), (d) or (f) hereof, a Series 1996-B Pay Out Event shall occur without any notice or other action on the part of the Trustee or the Investor Certificateholders immediately upon the occurrence of such event.

		SECTION 10. Series 1996-B Termination. The right of the Investor Certificateholders to receive payments from the Trust will terminate on the first Business Day following the Series 1996-B
Termination Date.

		SECTION 11. Periodic Finance Charges and Other Fees. The Seller hereby agrees that, except as otherwise required by any Requirement of Law, or as is deemed by the Seller to be necessary in order for the Seller to maintain its credit card business, based upon a good faith assessment by the Seller, in its sole discretion, of the nature of the competition in the credit card business, it shall not at any time reduce the Periodic Finance Charges assessed on any Receivable or other fees on any Account if, as a result of such reduction, the Seller's reasonable expectation of the Portfolio Yield as of such date would be less than the then Base Rate.

		SECTION 12.  Limitations on Addition of Accounts.

		The Seller agrees that it shall not designate any Additional Accounts pursuant to subsection 2.06(b) unless on or prior to the related Addition Date, the Seller shall have provided the Collateral Interest Holder with an Officer's Certificate certifying that such designation of such Additional Accounts will not, as of the related
Addition Date, (a) be reasonably expected by the Seller to result in a reduction or withdrawal by the Rating Agency of its rating for the Investor Certificates or (b) cause a Series 1996-B Pay Out Event.

		SECTION 13. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

		SECTION 14. Governing Law. THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS
AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE
WITH SUCH LAWS; PROVIDED, HOWEVER, THAT THE IMMUNITIES AND STANDARD OF
CARE OF THE TRUSTEE IN THE ADMINISTRATION OF THE TRUST HEREUNDER SHALL
BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

		SECTION 15.  Additional Notices.

(mmm) For so long as the Investor Certificates shall be outstanding, the Seller agrees to provide Fitch with the notice provided to each Rating Agency in subsection 2.06(c)(i) and agrees to provide to Fitch and Standard and Poor's the Opinion of Counsel provided to Moody's pursuant to subsection 2.06(c)(vi), in each case in the times and the manner provided for in such subsections.

(nnn) The Seller shall notify the Collateral Interest Holder promptly after becoming aware of any Lien on any Receivable other than the conveyances under the Agreement. The Seller will notify the Collateral Interest Holder of any merger, consolidation, assumption or transfer referred to in Section 7.02.

		SECTION 16. Additional Representations and Warranties of the Servicer. MBNA America Bank, National Association, as initial Servicer, hereby makes, and any Successor Servicer by its appointment under the Agreement shall make the following representations and warranties:

(ooo) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Servicer in connection with the execution and delivery of this Series Supplement by the Servicer and the performance of the transactions contemplated by this Series Supplement by the Servicer, have been duly obtained, effected or given and are in full force and effect.

(ppp) Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in accordance with the normal operating procedures of the Servicer.

(qqq)  Receivables Not To Be Evidenced by Promissory Notes.
Except in connection with its enforcement or collection of an Account, the Servicer will take no action to cause any Receivable to be evidenced by an instrument (as defined in the UCC as in effect in the State of Delaware).

		SECTION 17. No Petition. The Seller, the Servicer and the Trustee, by entering into this Series Supplement and each Certificateholder, by accepting a Series 1996-B Certificate hereby covenant and agree that they will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Investor Certificateholders, the Agreement or this Series Supplement.

		SECTION 18. Amendments. This Series Supplement may be amended by the Seller without the consent of the Servicer, Trustee or any Investor Certificateholder if the Seller provides the Trustee with
(i) an Opinion of Counsel to the effect that such amendment or modification would reduce the risk the Trust would be treated as taxable as a publicly traded partnership pursuant to Code section 7704 and (ii) a certificate that such amendment or modification would not materially and adversely affect any Investor Certificateholder; provided, that no such amendment shall be deemed effective without the Trustee's consent, if the Trustee's rights, duties and obligations hereunder are thereby modified. Promptly after the effectiveness of any amendment pursuant to this Section 18, the Seller shall deliver a copy of such amendment to each of the Servicer, the Trustee and each Rating Agency.

		SECTION 19. Tax Representation and Covenant. Any holder of an interest in the Trust acquired pursuant to Section 12.01(b) in respect of the Series 1996-B Certificates shall be required to represent and covenant in connection with such acquisition that (x) it has neither acquired, nor will it sell, trade or transfer any interest in the Trust or cause any interest in the Trust to be marketed on or through either
(i) an "established securities market" within the meaning of Code section 7704(b)(1), including without limitation an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise or
(ii) a "secondary market (or the substantial equivalent thereof)" within the meaning of Code section 7704(b)(2), including a market wherein interests in the Trust are regularly quoted by any person making a market in such interests and a market wherein any person regularly makes available bid or offer quotes with respect to interests in the Trust and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others, (y) unless the Seller consents otherwise, such holder (i) is properly classified as, and will remain classified as, a "corporation" as described in Code section 7701(a)(3) and (ii) is not, and will not become, an S corporation as described in Code section 1361, and (z) it will (i) cause any participant with respect to such interest otherwise permitted hereunder to make similar representations and covenants for the benefit of the Seller and the Trust and (ii) forward a copy of such representations and covenants to the Trustee.
Each such holder shall further agree in connection with its acquisition of such interest that, in the event of any breach of its (or its participant's) representation and covenant that it (or its participant) is and shall remain classified as a corporation other than an S corporation, the Seller shall have the right to procure a replacement investor to replace such holder (or its participant), and further that such holder shall take all actions necessary to permit such replacement investor to succeed to its rights and obligations as a holder (or to the rights of its participant).
		IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Series 1996-B Supplement to be duly executed by their respective officers as of the day and year first above written.



						MBNA AMERICA BANK,
						  NATIONAL ASSOCIATION,
						  Seller and Servicer


						By:____Jerry M. Hamstead_____
						   Name:	Jerry M. Hamstead
						   Title:	Vice President


						THE BANK OF NEW YORK,
						  Trustee



						By:____Joseph G. Ernst_______
	   					   Name: 	Joseph G. Ernst
						   Title:	Assistant Vice President
	EXHIBIT A-1


	FORM OF CERTIFICATE

	CLASS A

		Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to MBNA America Bank, National
Association or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY
TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


No. __	$__________
	CUSIP No. _________

	MBNA MASTER CREDIT CARD TRUST II
	CLASS A FLOATING RATE
	ASSET BACKED CERTIFICATE, SERIES 1996-B


Evidencing an Undivided Interest in a trust, the corpus of which consists of a portfolio of MasterCard registered trademark and VISA registered trademark credit card receivables generated or acquired by MBNA America Bank, National Association and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

	(Not an interest in or obligation of
	MBNA America Bank, National Association
	 or any Affiliate thereof.)

		This certifies that CEDE & CO. (the "Class A
Certificateholder") is the registered owner of an Undivided Interest in a trust (the "Trust"), the corpus of which consists of a portfolio of receivables (the "Receivables") now existing or hereafter created and arising in connection with selected MasterCard and VISA credit card accounts (the "Accounts") of MBNA America Bank, National Association, a national banking association organized under the laws of the United States, all monies due or to become due in payment of the Receivables (including all Finance Charge Receivables but excluding recoveries on any charged-off Receivables), the right to certain amounts received as Interchange with respect to the Accounts, the benefits of the Collateral Interest (as defined below) and the other assets and interests constituting the Trust pursuant to a Pooling and Servicing Agreement dated as of August 4, 1994, as amended as of March 11, 1996, as supplemented by the Series 1996-B Supplement dated as of March 26, 1996 (collectively, the "Pooling and Servicing Agreement"), by and between MBNA America Bank, National Association, as Seller (the "Seller") and as Servicer (the "Servicer"), and The Bank of New York, as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinbelow. The Series 1996-B Certificates are issued in two classes, the Class A Certificates (of which this certificate is one) and the Class B Certificates, which are subordinated to the Class A Certificates in certain rights of payment as described herein and in the Pooling and Servicing Agreement.

		The Seller has structured the Pooling and Servicing Agreement and the Series 1996-B Certificates with the intention that the Series 1996-B Certificates will qualify under applicable tax law as indebtedness, and each of the Seller, the Holder of the Seller Certificate, the Servicer and each Series 1996-B Certificateholder (or Series 1996-B Certificate Owner) by acceptance of its Series 1996-B Certificate (or in the case of a Series 1996-B Certificate Owner, by virtue of such Series 1996-B Certificate Owner's acquisition of a beneficial interest therein), agrees to treat and to take no action inconsistent with the treatment of the Series 1996-B Certificates (or any beneficial interest therein) as indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Series 1996-B Certificateholder agrees that it will cause any Series 1996-B Certificate Owner acquiring an interest in a Series 1996-B Certificate through it to comply with the Pooling and Servicing Agreement as to treatment of the Series 1996-B Certificates as indebtedness for certain tax purposes.

		To the extent not defined herein, capitalized terms used herein have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Class A Certificateholder by virtue of the acceptance hereof assents and by which the Class A Certificateholder is bound.

		The Receivables consist of Principal Receivables, which arise from the purchase of goods and services, and of Finance Charge Receivables, which arise generally from periodic Finance Charges and other fees and charges, as more fully specified in the Pooling and Servicing Agreement. The Trust corpus consists of the Receivables now existing and hereafter created and arising in connection with the Accounts, all monies due or to become due with respect thereto (including all Finance Charge Receivables but excluding recoveries on any charged-off Receivables), all proceeds (as defined in Section 9-306 of the UCC as in effect in the State of Delaware) of the Receivables, Insurance Proceeds relating to the Receivables, the right to certain amounts received as Interchange with respect to the Accounts, and such funds as from time to time are deposited in the Collection Account, the Investor Accounts, the Principal Funding Account, certain investment earnings on the Principal Funding Account, the Reserve Account and certain investment earnings on the Reserve Account and the proceeds (as defined in Section 9-306 of the UCC as in effect in the State of Delaware) thereof. This Class A Certificate is one of a duly authorized Series of Investor Certificates entitled "MBNA Master Credit Card Trust II Class A Floating Rate Asset Backed Certificates, Series 1996-B" (the "Class A Certificates"), each of which represents an Undivided Interest in the Trust, including the right to receive the Collections and other amounts allocated to the Class A Certificates at the times and in the amounts specified in the Pooling and Servicing Agreement and to be deposited in the Investor Accounts, the Principal Funding Account and the Reserve Account or paid to the Class A Certificateholders. Also issued under the Pooling and Servicing Agreement are the "MBNA Master Credit Card Trust II Class B Floating Rate Asset-Backed Certificates, Series 1996-B" (the "Class B Certificates"), which represent an Undivided Interest in the Trust subordinate to the Class A Certificates, and the "MBNA Master Credit Card Trust II Collateral Interest, Series 1996-B" (the "Collateral Interest" and collectively with the Class A Certificates and the Class B Certificates, the "Investor Certificates"), which is an undivided interest in the Trust subordinate to the Class A Certificates and Class B Certificates. The subordination of the Class B Certificates and the subordination of the Collateral Interest to the Class A Certificates shall constitute the Enhancement for the Class A Certificates. The aggregate interest represented by the Class A Certificates and the Class B Certificates at any time in the Principal Receivables in the Trust shall not exceed an amount equal to the Class A Investor Interest and the Class B Investor Interest, respectively, at such time. The Class A Initial Investor Interest is $435,000,000 as of March 26, 1996 (the "Closing Date"). The Class B Initial Investor Interest is $22,500,000 as of the Closing Date. The Collateral Initial Interest is $42,500,000 as of the Closing Date. The Class A Investor Interest on any date of determination will be an amount equal to (a) the Class A Initial Investor Interest minus (b) the aggregate amount of payments of principal made to the Class A Certificateholders prior to such date of determination, and minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs pursuant to subsection 4.10(a) of the Pooling and Servicing Agreement over Class A Investor Charge-Offs reimbursed prior to such date of determination pursuant to subsection 4.11(b) of the Pooling and Servicing Agreement; provided, however, that the Class A Investor Interest may not be reduced below zero. For the purpose of allocating Collections of Finance Charge Receivables and Receivables in Defaulted Accounts for each Monthly Period during the Controlled Accumulation Period, the Class A Investor Interest will be further reduced (such reduced amount, the "Class A Adjusted Investor Interest") by the aggregate principal amount of funds on deposit in the Principal Funding Account. The Class A Investor Interest together with the aggregate interest represented by the Class B Certificates in the Principal Receivables in the Trust (the "Class B Investor Interest") and the aggregate interest represented by the Collateral Interest in the Principal Receivables in the Trust are sometimes collectively referred to herein as the "Investor Interest."

		In addition to the Class A Certificates, the Class B Certificates and the Collateral Interest, a Seller Certificate representing an undivided interest in the Trust will be issued to the Seller pursuant to the Pooling and Servicing Agreement. The Seller Certificate will represent the interest in the Principal Receivables not represented by all of the Series of Investor Certificates issued by the Trust. The Seller Certificate may be exchanged by the Seller pursuant to the Pooling and Servicing Agreement for a newly issued Series of Investor Certificates and a reissued Seller Certificate upon the conditions set forth in the Pooling and Servicing Agreement.

		Interest will accrue on the Class A Certificates from the Closing Date through April 14, 1996, and from April 15, 1996 through May 14, 1996 and with respect to each Interest Period thereafter, at the rate of 0.26% per annum above LIBOR, as more specifically set forth in the Pooling and Servicing Agreement (the "Class A Certificate Rate"), and will be distributed on May 15, 1996 and on the 15th day of each calendar month thereafter, or if such day is not a Business Day, on the next succeeding Business Day (a "Distribution Date"), to the Class A Certificateholders of record as of the last Business Day of the calendar month preceding such Distribution Date (the "Record Date"). During the Rapid Amortization Period, in addition to Class A Monthly Interest,
Class A Monthly Principal will be distributed to the Class A Certificateholders on the Distribution Date of each calendar month commencing in the month following the commencement of the Rapid Amortization Period until the Class A Certificates have been paid in full. During the Controlled Accumulation Period, in addition to monthly payments of Class A Monthly Interest, the amount on deposit in the Principal Funding Account will be distributed as principal to the Class A Certificateholders on the March 2006 Distribution Date (the "Class A Scheduled Payment Date"), unless distributed earlier as a result of the occurrence of a Pay Out Event in accordance with the Pooling and Servicing Agreement.

		The Servicer shall deposit all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following such Date of Processing (except as provided below and except as provided in any Supplement to the Pooling and Servicing Agreement). Throughout the existence of the Trust, unless otherwise provided in any Supplement, the Servicer shall allocate to the Holder of the Seller Certificate an amount equal to the product of (A) the Seller Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period. Notwithstanding the first sentence of this paragraph, the Servicer need not deposit this amount or any other amounts so allocated to the Seller Certificate pursuant to any Supplement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holder of the Seller Certificate.
 The Servicer shall pay or deposit the following amounts as set forth below:

(rrr) Allocations During the Revolving Period. During the Revolving Period, the Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Investor Certificateholders or the Holder of the Seller Certificate and pay or deposit from the Collection Account the following amounts as set forth below:

(i) Allocate to the Investor Certificateholders the product of (y) the Investor Percentage on the Date of Processing of such Collections and (z) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing, and of that allocation, deposit in the Finance Charge Account an amount equal to either (I) (A) prior to the LIBOR Determination Date occurring in such Monthly Period, an amount equal to the product of (1) the Investor Percentage on the Date of Processing of such Collections and
(2) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing, and (B) on and after the LIBOR Determination Date occurring during such Monthly Period, the difference between (1) the Monthly Interest with respect to the immediately following Transfer Date (plus, if the Seller is not the Servicer, the Certificateholder Servicing Fee for such Transfer Date plus the amount of any Certificateholder Servicing Fee due but not paid to the Servicer on any prior Transfer Date) and (2) the amounts previously deposited in the Finance Charge Account with respect to the current Monthly Period pursuant to Section
4.09 of the Pooling and Servicing Agreement or (II) the amount of Collections of Finance Charge Receivables allocated to the Investor Certificateholders on such Date of Processing pursuant to this clause (a)(i); provided, that if a deposit pursuant to clause (a)(i)(I) above is made on any Date of Processing, on the related Transfer Date, the Servicer shall withdraw from the Collection Account and deposit into the Finance Charge Account an amount equal to the amount of Collections of Finance Charge Receivables that have been allocated to the Investor Certificateholders during the related Monthly Period but not previously deposited in the Finance Charge Account. Funds deposited into the Finance Charge Account pursuant to this clause
(a)(i) shall be applied in accordance with Section 4.09 of the Pooling and Servicing Agreement.

(ii) Deposit into the Principal Account an amount equal to the product of (A) the Collateral Allocation on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and
(C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing to be applied in accordance with Section 4.12 of the Pooling and Servicing Agreement.

(iii) Deposit into the Principal Account an amount equal to the product of (A) the Class B Investor Allocation on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and (C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing to be applied in accordance with Section 4.12 of the Pooling and Servicing Agreement.

(iv) (A) Deposit into the Principal Account an amount equal to the product of (1) the Class A Investor Allocation on the Date of Processing of such Collections, (2) the Investor Percentage on the Date of Processing of such Collections and (3) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing; provided, however, that the amount deposited into the Principal Account pursuant to this clause (iv)(A) shall not exceed the Daily Principal Shortfall, and (B) pay to the Holder of the Seller Certificate an amount equal to the excess, if any, identified in the proviso to clause (A) above; provided, however, that the amount to be paid to the Holder of the Seller Certificate pursuant to this clause
(iv)(B) with respect to any Date of Processing shall be paid to the Holder of the Seller Certificate only if the Seller Interest on such Date of Processing is greater than zero (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Date of Processing and the application of payments referred to in subsection 4.03(b) of the Pooling and Servicing Agreement) and otherwise shall be considered as Unallocated Principal Collections and deposited into the Principal Account in accordance with subsection 4.05(d) of the Pooling and Servicing Agreement; provided further, that in no event shall the amount payable to the Holder of the Seller Certificate pursuant to this clause (iv)(B) be greater than the Seller Interest on such Date of Processing.

(sss)  Allocations During the Controlled Accumulation
Period. During the Controlled Accumulation Period, the Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Investor Certificateholders or the Holder of the Seller Certificate and pay or deposit from the Collection Account the following amounts as set forth below:

(i) Deposit into the Finance Charge Account an amount equal to the product of (A) the Investor Percentage on the Date of Processing of such Collections and (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such Date of Processing to be applied in accordance with Section 4.09 of the Pooling and Servicing Agreement.

(ii) Deposit into the Principal Account an amount equal to the product of (A) the Collateral Allocation on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and
(C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing to be applied in accordance with Section 4.12 of the Pooling and Servicing Agreement.

(iii) Deposit into the Principal Account an amount equal to the product of (A) the Class B Investor Allocation on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and (C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing to be applied in accordance with Section 4.12 of the Pooling and Servicing Agreement.

(iv) (A) Deposit into the Principal Account an amount equal to the product of (1) the Class A
Investor Allocation on the Date of Processing of such Collections, (2) the Investor Percentage on the Date of Processing of such Collections and (3) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing;
provided, however, that the amount deposited into the Principal Account pursuant to this (b)(iv)(A) shall not exceed the Daily Principal Shortfall, and (B) pay to the Holder of the Seller Certificate an amount equal to the excess identified in the proviso to clause (A) above, if any; provided, however, that the amount to be paid to the holder of the Seller
Certificate pursuant to this clause (b)(iv)(B) with respect to any Date of Processing shall be paid to the Holder of the Seller Certificate only if the Seller
Interest on such Date of Processing is greater than zero (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Date of Processing and the application of payments referred to in subsection 4.03(b) of the Pooling and Servicing Agreement) and otherwise shall be considered as Unallocated Principal Collections and deposited into the Principal Account in accordance with subsection 4.05(d) of the Pooling and Servicing
Agreement; provided further, that in no event shall the amount payable to the Holder of the Seller
Certificate pursuant to this clause (b)(iv)(B) be greater than the Seller Interest on such Date of Processing.

(ttt)  Allocations During the Rapid Amortization
Period. During the Rapid Amortization Period, the Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Investor Certificateholders and pay or deposit from the Collection Account the following amounts as set forth below:

(i) Deposit into the Finance Charge Account an amount equal to the product of (A) the Investor Percentage on the Date of Processing of such Collections and (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such Date of Processing to be applied in accordance with Section 4.09 of the Pooling and Servicing Agreement.

(ii) (A) Deposit into the Principal Account an amount equal to the product of (1) the Investor Percentage on the Date of Processing of such Collections and (2) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing; provided, however, that the amount deposited into the Principal Account pursuant to this clause (c)(ii)(A) shall not exceed the sum of the Investor Interest as of the close of business on the last day of the prior Monthly Period (after taking into account any payments to be made on the Distribution Date relating to such prior Monthly Period) and any Reallocated Principal Collections relating to the Monthly Period in which such deposit is made and (B) pay to the Holder of the Seller Certificate an amount equal to the excess, if any, identified in the proviso to clause (A) above; provided, however, that the amount to be paid to the Holder of the Seller Certificate pursuant to this clause (c)(ii)(B) with respect to any Date of Processing shall be paid to the Holder of the Seller Certificate only if the Seller Interest on such Date of Processing is greater than zero (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Date of Processing and the application of payments referred to in subsection 4.03(b) of the Pooling and Servicing Agreement) and otherwise shall be considered as Unallocated Principal Collections and deposited into the Principal Account in accordance with subsection 4.05(d) of the Pooling and Servicing Agreement; provided further, that in no event shall the amount payable to the Holder of the Seller Certificate pursuant to this clause (c)(ii)(B) be greater than the Seller Interest on such Date of Processing.

		Notwithstanding anything in the Pooling and Servicing Agreement to the contrary, for so long as, and only so long as, the Seller shall remain the Servicer thereunder, and (A)(i) the Servicer provides to the Trustee a letter of credit covering risk collection of the Servicer acceptable to each Rating Agency (as evidenced by letters from each Rating Agency) and (ii) the Seller shall not have received a notice from Moody's or Standard & Poor's that such a letter of credit would result in the lowering of Moody's or Standard & Poor's then-existing rating of the Investor Certificates, or (B) the Servicer shall have and maintain a certificate of deposit or short-term deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by BIF or SAIF, the Servicer need not deposit Collections into the Principal Account, the Finance Charge Account, or any Series Account, as provided in any Supplement, or make payments to the Holder of the Seller Certificate, prior to the close of business on the day any Collections are deposited in the Collection Account as provided in
Article IV of the Pooling and Servicing Agreement, but may make such deposits, payments and withdrawals on each Transfer Date in an amount equal to the net amount of such deposits, payments and withdrawals which would have been made but for the provisions of this paragraph.

		With respect to the Series 1996-B Certificates, and notwithstanding anything in the Pooling and Servicing Agreement to the contrary, whether or not the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account pursuant to subsections 4.05(a), 4.05(b) and 4.05(c) of the Pooling and Servicing Agreement, with respect to any Monthly Period, (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account or the Principal Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to the Investor Certificateholders and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

		Any Unallocated Principal Collections shall be held in the Principal Account and, prior to the commencement of the Controlled Accumulation Period or the Rapid Amortization Period shall be paid to the Holder of the Seller Certificate when, and only to the extent that, the Seller Interest is greater than zero. For each Transfer Date with respect to the Controlled Accumulation Period or the Rapid Amortization Period, any such Unallocated Principal Collections held in the Principal Account on such Transfer Date shall be included in the Investor
Principal Collections which to the extent available shall be distributed as Available Investor Principal Collections to be applied pursuant to
Section 4.09 of the Pooling and Servicing Agreement on such Transfer
Date.

		The Trustee shall establish and maintain the Principal Funding Account and the Reserve Account as segregated trust accounts for the benefit of the Series 1996-B Certificateholders. Principal amounts on deposit in the Principal Funding Account and the Reserve Account shall be applied as set forth in the Pooling and Servicing Agreement. Funds on deposit in the Principal Funding Account and the Reserve Account shall be invested by or at the direction of the Servicer in Permitted Investments as provided in the Pooling and Servicing Agreement. Investment earnings on such funds shall be transferred on each appropriate Transfer Date to the Finance Charge Account and applied as Collections in respect of Finance Charge Receivables allocable to the Class A Certificates in the amount and manner provided in the Pooling and Servicing Agreement.

		On or before each Transfer Date, the Servicer shall instruct the Trustee in writing to withdraw and the Trustee, acting in accordance with such instructions, shall withdraw on such Transfer Date, from the Finance Charge Account to the extent of funds on deposit therein
(i) Collections of Finance Charge Receivables processed as of the end of the preceding Monthly Period which have been allocated to the Series
1996-B Certificates, (ii) with respect to the Class A Certificates, from other amounts constituting Class A Available Funds, and (iii) with respect to the Class B Certificates, from other amounts constituting
Class B Available Funds, the following amounts: (x) an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class A Certificate Rate for such Interest Period and (ii) the Class A Investor Interest as of the close of business on the last day of the preceding Monthly Period ("Class A
Monthly Interest"), provided, however, that with respect to the first Distribution Date, Class A Monthly Interest shall be equal to the interest accrued on the Class A Initial Investor Interest at the applicable Class A Certificate Rate for the period from the Closing Date through May 14, 1996; and (y) amounts up to the Class B Monthly Interest followed by the Collateral Monthly Interest, in the actual amounts and manner described in the Pooling and Servicing Agreement.

		On each Transfer Date, the Trustee shall apply the Class A Available Funds withdrawn from the Finance Charge Account, as required by the Pooling and Servicing Agreement, in the following order of priority: (i) an amount equal to the Class A Monthly Interest for such Transfer Date, plus the amount of any Class A Deficiency Amount for such Transfer Date, plus the amount of any Class A Additional Interest for such Transfer Date, (ii) an amount equal to the Class A Servicing Fee for such Transfer Date plus the amount of any Class A Servicing Fee due but not paid on any prior Transfer Date and (iii) an amount equal to the Class A Investor Default Amount, if any, for the preceding Monthly
Period. The Trustee on each Transfer Date shall apply the Class B Available Funds withdrawn from the Finance Charge Account as required by the Pooling and Servicing Agreement in the following order of priority:
 (i) the Class B Monthly Interest for such Transfer Date, plus the amount of any Class B Deficiency Amount for such Transfer Date, plus the amount of any Class B Additional Interest for such Transfer Date, and
(ii) the Class B Servicing Fee for such Transfer Date plus the amount of any Class B Servicing Fee due but not paid on any prior Transfer Date.
The Trustee on each Transfer Date shall apply the Collateral Available Funds withdrawn from the Finance Charge Account as required by the Pooling and Servicing Agreement, if MBNA or The Bank of New York is not the Servicer, to pay the Collateral Interest Servicing Fee for such Transfer Date plus the amount of any Collateral Interest Servicing Fee due but not paid on any prior Transfer Date. The balance of the amount withdrawn from the Finance Charge Account allocable to the Series 1996-B Certificates, if any, after giving effect to the applications above shall constitute "Excess Spread."

		On or before each Transfer Date, the Servicer shall determine the amount (the "Class A Required Amount"), if any, by which
(a) the sum of (i) Class A Monthly Interest for such Transfer Date, and
(ii) the Class A Deficiency Amount for such Transfer Date, and (iii) the Class A Additional Interest, if any, for such Transfer Date, and
(iv) the Class A Servicing Fee for the prior Monthly Period plus the Class A Servicing Fee, if any, due but not paid on any Transfer Date prior thereto, and (v) the Class A Investor Default Amount, if any, for the prior Monthly Period exceeds (b) the Class A Available Funds. In the event that the sum of the Class A Required Amount and Class B Required Amount for such Transfer Date is greater than zero, the Servicer shall give written notice to the Trustee of such positive sum on or before such Transfer Date. In the event that the Class A Required Amount for such Transfer Date is greater than zero, all or a portion of the Excess Spread with respect to such Transfer Date in an amount equal to the Class A Required Amount for such Transfer Date, to the extent available, shall be distributed from the Finance Charge Account on such Transfer Date pursuant to subsection 4.11(a) of the Pooling and Servicing Agreement. In the event that the Class A Required Amount for such Transfer Date exceeds the amount of Excess Spread with respect to such Transfer Date, Reallocated Principal Collections, to the extent available, shall be withdrawn on the Transfer Date from the Principal Account and applied pursuant to Section 4.12 of the Pooling and Servicing Agreement. In the event that the Class A Required Amount for such Transfer Date exceeds the amount of such Excess Spread and the amount of such Reallocated Principal Collections, the Collateral Interest shall, and the Class B Investor Interest may, be reduced as provided in the Pooling and Servicing Agreement.

		On or before the Transfer Date immediately succeeding the Monthly Period in which the Controlled Accumulation Period or the Rapid Amortization Period commences and on or before each Transfer Date thereafter, the Servicer shall instruct the Trustee in writing to withdraw, and the Trustee, acting in accordance with such instructions, shall withdraw on such Transfer Date from the Principal Account an amount equal to the Available Investor Principal Collections on deposit in the Principal Account and from such amounts, (A) deposit an amount equal to Class A Monthly Principal (i) during the Controlled
Accumulation Period, into the Principal Funding Account, and (ii) during the Rapid Amortization Period, into the Distribution Account, (B) after the Class A Certificates have been paid in full, deposit an amount equal to Class B Monthly Principal into the Distribution Account, and (C) any remaining amounts in the Principal Account shall be used for payment of Collateral Monthly Principal.

		On the earlier to occur of the first Transfer Date with respect to the Rapid Amortization Period or the Transfer Date immediately preceding the Class A Scheduled Payment Date, the Servicer shall instruct the Trustee to withdraw, and the Trustee shall withdraw from the Principal Funding Account and deposit in the Distribution Account the amount on deposit in the Principal Funding Account.

		On the Class A Scheduled Payment Date or on each Distribution Date with respect to a Rapid Amortization Period, the Trustee shall pay from amounts on deposit in the Distribution Account an amount equal to the lesser of the Class A Investor Interest and the amount of Available Investor Principal Collections on deposit in the Distribution Account with respect to the related Monthly Period, and after the Class A Certificates have been paid in full (after taking into account distributions to be made on the related Distribution Date), Available Investor Principal Collections shall be applied to the Class B Certificates and Collateral Interest as specified in the Pooling and Servicing Agreement.

		On each Distribution Date, the Trustee shall pay to the Class A Certificateholders and the Class B Certificateholders the amount deposited on the related Transfer Date into the Distribution Account in respect of Class A Monthly Interest and Class B Monthly Interest, respectively. On each Transfer Date, the Trustee shall pay to the Collateral Interest Holder the Collateral Monthly Interest, to the extent funds are available. Distributions with respect to this Series 1996-B Certificate will be made by the Trustee by, except as otherwise provided in the Pooling and Servicing Agreement, check mailed to the address of each Series 1996-B Certificateholder of record appearing in the Certificate Register and except for the final distribution in respect of this Series 1996-B Certificate, without the presentation or surrender of this Series 1996-B Certificate or the making of any notation thereon; provided that with respect to Series 1996-B Certificates registered in the name of the nominee of a Clearing Agency, distributions will be made in the form of immediately available funds.

		This Class A Certificate represents an interest in only MBNA Master Credit Card Trust II. This Class A Certificate does not represent an obligation of, or an interest in, the Seller or the Servicer, and neither the Series 1996-B Certificates nor the Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. This Series 1996-B
Certificate is limited in right of payment to certain collections respecting the Receivables, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

		As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account, Investor Accounts, Principal Funding Account and Reserve Account may be made upon the instructions of the Servicer from time to time for purposes other than distributions to Series 1996-B Certificateholders.

		The transfer of this Class A Certificate shall be registered in the Certificate Register upon surrender of this Class A Certificate for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Class A Certificateholder or such Class A Certificateholder's attorney-in-fact duly authorized in writing, and thereupon one or more new Class A Certificates of authorized denominations and for the same aggregate Undivided Interests will be issued to the designated transferee or transferees.

		As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, Class A Certificates are exchangeable for new Class A Certificates evidencing like aggregate Undivided Interests, as requested by the Class A Certificateholder surrendering such Class A Certificates. No service charge may be imposed for any such exchange but the Servicer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

		The Servicer, the Trustee and the Transfer Agent and Registrar, and any agent of any of them, may treat the Person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and neither the Servicer, the Trustee, the Paying Agent, the Transfer Agent and Registrar, nor any agent of any of them or of any such agent shall be affected by notice to the contrary except in certain circumstances described in the Pooling and Servicing Agreement.

		The Pooling and Servicing Agreement provides that the right of the Series 1996-B Certificateholders to receive payment from the Trust will terminate on the first Business Day following the Series
1996-B Termination Date.  Upon the termination of the Trust pursuant to
Section 12.01 of the Pooling and Servicing Agreement, the Trustee shall assign and convey to the Holder of the Seller Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, and all proceeds of such Receivables and Insurance Proceeds relating to such Receivables. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be prepared by the Servicer reasonably requested by the Holder of the Seller Certificate to vest in such Holder all right, title and interest which the Trustee had in the Receivables.

		Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Class A Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.
		IN WITNESS WHEREOF, MBNA America Bank, National Association has caused this Class A Certificate to be duly executed under its official seal.



						By:_______________________________
						   Authorized Officer

[Seal]

Attested to:


By:________________________
   Cashier


Date: ____________________


	Form of Trustee's Certificate of Authentication

	CERTIFICATE OF AUTHENTICATION

		This is one of the Series 1996-B Class A Certificates referred to in the within-mentioned Pooling and Servicing Agreement.


							THE BANK OF NEW YORK,
							  Trustee


							By:________________________
							   Authorized Signatory
	EXHIBIT A-2


	FORM OF CERTIFICATE

	CLASS B

		Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to MBNA America Bank, National
Association or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY
TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


No. __	$__________
	CUSIP No. _________

	MBNA MASTER CREDIT CARD TRUST II
	CLASS B FLOATING RATE
	ASSET BACKED CERTIFICATE, SERIES 1996-B


Evidencing an Undivided Interest in a trust, the corpus of which consists of a portfolio of MasterCard registered trademark and VISA registered trademark credit card receivables generated or acquired by MBNA America Bank, National Association and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

	(Not an interest in or obligation of
	MBNA America Bank, National Association
	 or any Affiliate thereof.)

		This certifies that CEDE & CO. (the "Class B
Certificateholder") is the registered owner of an Undivided Interest in a trust (the "Trust"), the corpus of which consists of a portfolio of receivables (the "Receivables") now existing or hereafter created and arising in connection with selected MasterCard and VISA credit card accounts (the "Accounts") of MBNA America Bank, National Association, a national banking association organized under the laws of the United States, all monies due or to become due in payment of the Receivables (including all Finance Charge Receivables but excluding recoveries on any charged-off Receivables), the right to certain amounts received as Interchange with respect to the Accounts, the benefits of the Collateral Interest (as defined below) and the other assets and interests constituting the Trust pursuant to a Pooling and Servicing Agreement dated as of August 4, 1994, as amended as of March 11, 1996, as supplemented by the Series 1996-B Supplement dated as of March 26, 1996 (collectively, the "Pooling and Servicing Agreement"), by and between MBNA America Bank, National Association, as Seller (the "Seller") and as Servicer (the "Servicer"), and The Bank of New York, as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinbelow. The Series 1996-B Certificates are issued in two classes, the Class A Certificates and the Class B Certificates (of which this certificate is one), which are subordinated to the Class A Certificates in certain rights of payment as described herein and in the Pooling and Servicing Agreement.

		The Seller has structured the Pooling and Servicing Agreement and the Series 1996-B Certificates with the intention that the Series 1996-B Certificates will qualify under applicable tax law as indebtedness, and each of the Seller, the Holder of the Seller Certificate, the Servicer and each Series 1996-B Certificateholder (or Series 1996-B Certificate Owner) by acceptance of its Series 1996-B Certificate (or in the case of a Series 1996-B Certificate Owner, by virtue of such Series 1996-B Certificate Owner's acquisition of a beneficial interest therein), agrees to treat and to take no action inconsistent with the treatment of the Series 1996-B Certificates (or any beneficial interest therein) as indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Series 1996-B Certificateholder agrees that it will cause any Series 1996-B Certificate Owner acquiring an interest in a Series 1996-B Certificate through it to comply with the Pooling and Servicing Agreement as to treatment of the Series 1996-B Certificates as indebtedness for certain tax purposes.

		To the extent not defined herein, capitalized terms used herein have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Class B Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Class B Certificateholder by virtue of the acceptance hereof assents and by which the Class B Certificateholder is bound.

		The Receivables consist of Principal Receivables, which arise from the purchase of goods and services, and of Finance Charge Receivables, which arise generally from periodic Finance Charges and other fees and charges, as more fully specified in the Pooling and Servicing Agreement. The Trust corpus consists of the Receivables now existing and hereafter created and arising in connection with the Accounts, all monies due or to become due with respect thereto (including all Finance Charge Receivables but excluding recoveries on any charged-off Receivables), all proceeds (as defined in Section 9-306 of the UCC as in effect in the State of Delaware) of the Receivables, Insurance Proceeds relating to the Receivables, the right to certain amounts received as Interchange with respect to the Accounts, and such funds as from time to time are deposited in the Collection Account, the Investor Accounts, the Principal Funding Account, certain investment earnings on the Principal Funding Account, the Reserve Account and certain investment earnings on the Reserve Account and the proceeds (as defined in Section 9-306 of the UCC as in effect in the State of Delaware) thereof. This Class B Certificate is one of a duly authorized Series of Investor Certificates entitled "MBNA Master Credit Card Trust II Class B Floating Rate Asset Backed Certificates, Series 1996-B" (the "Class B Certificates"), each of which represents an Undivided Interest in the Trust, including the right to receive the Collections and other amounts allocated to the Class B Certificates at the times and in the amounts specified in the Pooling and Servicing Agreement and to be deposited in the Investor Accounts or paid to the Class B Certificateholders. Also issued under the Pooling and Servicing Agreement are the "MBNA Master Credit Card Trust II Class A Floating Rate Asset-Backed Certificates, Series 1996-B" (the "Class A Certificates"), which represent an Undivided Interest in the Trust senior to the Class B Certificates, and the "MBNA Master Credit Card Trust II Collateral Interest, Series 1996-B" (the "Collateral Interest" and collectively with the Class A Certificates and the Class B Certificates, the "Investor Certificates"), which is an undivided interest in the Trust subordinate to the Class A Certificates and Class B Certificates. The subordination of the Collateral Interest to the Class B Certificates shall constitute the Enhancement for the Class B Certificates. The aggregate interest represented by the Class A Certificates and the Class B Certificates at any time in the Principal Receivables in the Trust shall not exceed an amount equal to the Class A Investor Interest and the Class B Investor Interest, respectively, at such time. The Class A Initial Investor Interest is $435,000,000 as of March 26, 1996 (the "Closing Date"). The Class B Initial Investor Interest is $22,500,000 as of the Closing Date. The Collateral Initial Interest is $42,500,000 as of the Closing Date. The Class B Investor Interest on any date of determination will be an amount equal to (a) the Class B Initial Investor Interest minus (b) the aggregate amount of payments of principal made to the Class B Certificateholders prior to such date of determination, minus (c) the aggregate amount of Class B Investor Charge-Offs pursuant to subsection 4.10(b) of the Pooling and Servicing Agreement minus (d) the amount of the Reallocated Class B Principal Collections allocated pursuant to subsection 4.12(a) of the Pooling and Servicing Agreement on all prior Transfer Dates for which the Collateral Interest has not been reduced, minus (e) an amount equal to the amount by which the Class B Investor Interest has been reduced on all prior Transfer Dates pursuant to subsection 4.10(a) of the Pooling and Servicing Agreement and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates pursuant to subsection 4.11(d) of the Pooling and Servicing Agreement for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Class B Investor Interest may not be reduced below zero. The Class B Investor Interest together with the aggregate interest represented by the Class A Certificates in the Principal Receivables in the Trust (the "Class A Investor Interest") and the aggregate interest represented by the Collateral Interest in the Principal Receivables in the Trust are sometimes collectively referred to herein as the "Investor Interest."

		In addition to the Class A Certificates, the Class B Certificates and the Collateral Interest, a Seller Certificate representing an undivided interest in the Trust will be issued to the Seller pursuant to the Pooling and Servicing Agreement. The Seller Certificate will represent the interest in the Principal Receivables not represented by all of the Series of Investor Certificates issued by the Trust. The Seller Certificate may be exchanged by the Seller pursuant to the Pooling and Servicing Agreement for a newly issued Series of Investor Certificates and a reissued Seller Certificate upon the conditions set forth in the Pooling and Servicing Agreement.

		Interest will accrue on the Class B Certificates from the Closing Date through April 14, 1996, and from April 15, 1996 through May 14, 1996 and with respect to each Interest Period thereafter, at the rate of 0.37% per annum above LIBOR, as more specifically set forth in the Pooling and Servicing Agreement (the "Class B Certificate Rate"), and will be distributed on May 15, 1996 and on the 15th day of each calendar month thereafter, or if such day is not a Business Day, on the next succeeding Business Day (a "Distribution Date"), to the Class B Certificateholders of record as of the last Business Day of the calendar month preceding such Distribution Date (the "Record Date"). During the Rapid Amortization Period, in addition to Class B Monthly Interest,
Class B Monthly Principal will be distributed to the Class B Certificateholders on the Distribution Date of each calendar month commencing in the month following the commencement of the Rapid Amortization Period until the Class B Certificates have been paid in full or, during the Controlled Accumulation Period following the payment in full of the Class A Investor Interest, on the April 2006 Distribution Date (the "Class B Scheduled Payment Date"), unless distributed earlier as a result of the occurrence of a Pay Out Event.

		The Servicer shall deposit all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following such Date of Processing (except as provided below and except as provided in any Supplement to the Pooling and Servicing Agreement). Throughout the existence of the Trust, unless otherwise provided in any Supplement, the Servicer shall allocate to the Holder of the Seller Certificate an amount equal to the product of (A) the Seller Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period. Notwithstanding the first sentence of this paragraph, the Servicer need not deposit this amount or any other amounts so allocated to the Seller Certificate pursuant to any Supplement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holder of the Seller Certificate.
 The Servicer shall pay or deposit the following amounts as set forth below:

(uuu) Allocations During the Revolving Period. During the Revolving Period, the Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Investor Certificateholders or the Holder of the Seller Certificate and pay or deposit from the Collection Account the following amounts as set forth below:

(i) Allocate to the Investor Certificateholders the product of (y) the Investor Percentage on the Date of Processing of such Collections and (z) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing, and of that allocation, deposit in the Finance Charge Account an amount equal to either (I) (A) prior to the LIBOR Determination Date occurring in such Monthly Period, an amount equal to the product of (1) the Investor Percentage on the Date of Processing of such Collections and
(2) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing, and (B) on and after the LIBOR Determination Date occurring during such Monthly Period, the difference between (1) the Monthly Interest with respect to the immediately following Transfer Date (plus, if the Seller is not the Servicer, the Certificateholder Servicing Fee for such Transfer Date plus the amount of any Certificateholder Servicing Fee due but not paid to the Servicer on any prior Transfer Date) and (2) the amounts previously deposited in the Finance Charge Account with respect to the current Monthly Period pursuant to Section
4.09 of the Pooling and Servicing Agreement or (II) the amount of Collections of Finance Charge Receivables allocated to the Investor Certificateholders on such Date of Processing pursuant to this clause (a)(i); provided, that if a deposit pursuant to clause (a)(i)(I) above is made on any Date of Processing, on the related Transfer Date, the Servicer shall withdraw from the Collection Account and deposit into the Finance Charge Account an amount equal to the amount of Collections of Finance Charge Receivables that have been allocated to the Investor Certificateholders during the related Monthly Period but not previously deposited in the Finance Charge Account. Funds deposited into the Finance Charge Account pursuant to this clause
(a)(i) shall be applied in accordance with Section 4.09 of the Pooling and Servicing Agreement.

(ii) Deposit into the Principal Account an amount equal to the product of (A) the Collateral Allocation on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and
(C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing to be applied in accordance with Section 4.12 of the Pooling and Servicing Agreement.

(iii) Deposit into the Principal Account an amount equal to the product of (A) the Class B Investor Allocation on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and (C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing to be applied in accordance with Section 4.12 of the Pooling and Servicing Agreement.

(iv) (A) Deposit into the Principal Account an amount equal to the product of (1) the Class A Investor Allocation on the Date of Processing of such Collections, (2) the Investor Percentage on the Date of Processing of such Collections and (3) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing; provided, however, that the amount deposited into the Principal Account pursuant to this clause (iv)(A) shall not exceed the Daily Principal Shortfall, and (B) pay to the Holder of the Seller Certificate an amount equal to the excess, if any, identified in the proviso to clause (A) above; provided, however, that the amount to be paid to the Holder of the Seller Certificate pursuant to this clause
(iv)(B) with respect to any Date of Processing shall be paid to the Holder of the Seller Certificate only if the Seller Interest on such Date of Processing is greater than zero (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Date of Processing and the application of payments referred to in subsection 4.03(b) of the Pooling and Servicing Agreement) and otherwise shall be considered as Unallocated Principal Collections and deposited into the Principal Account in accordance with subsection 4.05(d) of the Pooling and Servicing Agreement; provided further, that in no event shall the amount payable to the Holder of the Seller Certificate pursuant to this clause (iv)(B) be greater than the Seller Interest on such Date of Processing.

(vvv)  Allocations During the Controlled Accumulation
Period. During the Controlled Accumulation Period, the Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Investor Certificateholders or the Holder of the Seller Certificate and pay or deposit from the Collection Account the following amounts as set forth below:

(i) Deposit into the Finance Charge Account an amount equal to the product of (A) the Investor Percentage on the Date of Processing of such Collections and (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such Date of Processing to be applied in accordance with Section 4.09 of the Pooling and Servicing Agreement.

(ii) Deposit into the Principal Account an amount equal to the product of (A) the Collateral Allocation on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and
(C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing to be applied in accordance with Section 4.12 of the Pooling and Servicing Agreement.

(iii) Deposit into the Principal Account an amount equal to the product of (A) the Class B Investor Allocation on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and (C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing to be applied in accordance with Section 4.12 of the Pooling and Servicing Agreement.

(iv) (A) Deposit into the Principal Account an amount equal to the product of (1) the Class A Investor Allocation on the Date of Processing of such Collections, (2) the Investor Percentage on the Date of Processing of such Collections and (3) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing; provided, however, that the amount deposited into the Principal Account pursuant to this (b)(iv)(A) shall not exceed the Daily Principal Shortfall, and (B) pay to the Holder of the Seller Certificate an amount equal to the excess identified in the proviso to clause (A) above, if any; provided, however, that the amount to be paid to the holder of the Seller Certificate pursuant to this clause
(b)(iv)(B) with respect to any Date of Processing shall be paid to the Holder of the Seller Certificate only if the Seller Interest on such Date of Processing is greater than zero (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Date of Processing and the application of payments referred to in subsection 4.03(b) of the Pooling and Servicing Agreement) and otherwise shall be considered as Unallocated Principal Collections and deposited into the Principal Account in accordance with subsection 4.05(d) of the Pooling and Servicing Agreement; provided further, that in no event shall the amount payable to the Holder of the Seller Certificate pursuant to this clause (b)(iv)(B) be greater than the Seller Interest on such Date of Processing.

(www)  Allocations During the Rapid Amortization
Period. During the Rapid Amortization Period, the Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Investor Certificateholders and pay or deposit from the Collection Account the following amounts as set forth below:

(i) Deposit into the Finance Charge Account an amount equal to the product of (A) the Investor Percentage on the Date of Processing of such Collections and (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such Date of Processing to be applied in accordance with Section 4.09 of the Pooling and Servicing Agreement.

(ii) (A) Deposit into the Principal Account an amount equal to the product of (1) the Investor Percentage on the Date of Processing of such Collections and (2) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing; provided, however, that the amount deposited into the Principal Account pursuant to this clause (c)(ii)(A) shall not exceed the sum of the Investor Interest as of the close of business on the last day of the prior Monthly Period (after taking into account any payments to be made on the Distribution Date relating to such prior Monthly Period) and any Reallocated Principal Collections relating to the Monthly Period in which such deposit is made and (B) pay to the Holder of the Seller Certificate an amount equal to the excess, if any, identified in the proviso to clause (A) above; provided, however, that the amount to be paid to the Holder of the Seller Certificate pursuant to this clause (c)(ii)(B) with respect to any Date of Processing shall be paid to the Holder of the Seller Certificate only if the Seller Interest on such Date of Processing is greater than zero (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Date of Processing and the application of payments referred to in subsection 4.03(b) of the Pooling and Servicing Agreement) and otherwise shall be considered as Unallocated Principal Collections and deposited into the Principal Account in accordance with subsection 4.05(d) of the Pooling and Servicing Agreement; provided further, that in no event shall the amount payable to the Holder of the Seller Certificate pursuant to this clause (c)(ii)(B) be greater than the Seller Interest on such Date of Processing.

		Notwithstanding anything in the Pooling and Servicing Agreement to the contrary, for so long as, and only so long as, the Seller shall remain the Servicer thereunder, and (A)(i) the Servicer provides to the Trustee a letter of credit covering risk collection of the Servicer acceptable to each Rating Agency (as evidenced by letters from each Rating Agency) and (ii) the Seller shall not have received a notice from Moody's or Standard & Poor's that such a letter of credit would result in the lowering of Moody's or Standard & Poor's then-existing rating of the Investor Certificates, or (B) the Servicer shall have and maintain a certificate of deposit or short-term deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by BIF or SAIF, the Servicer need not deposit Collections into the Principal Account, the Finance Charge Account, or any Series Account, as provided in any Supplement, or make payments to the Holder of the Seller Certificate, prior to the close of business on the day any Collections are deposited in the Collection Account as provided in
Article IV of the Pooling and Servicing Agreement, but may make such deposits, payments and withdrawals on each Transfer Date in an amount equal to the net amount of such deposits, payments and withdrawals which would have been made but for the provisions of this paragraph.

		With respect to the Series 1996-B Certificates, and notwithstanding anything in the Pooling and Servicing Agreement to the contrary, whether or not the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account pursuant to subsections 4.05(a), 4.05(b) and 4.05(c) of the Pooling and Servicing Agreement, with respect to any Monthly Period, (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account or the Principal Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to the Investor Certificateholders and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

		Any Unallocated Principal Collections shall be held in the Principal Account and, prior to the commencement of the Controlled Accumulation Period or the Rapid Amortization Period shall be paid to the Holder of the Seller Certificate when, and only to the extent that, the Seller Interest is greater than zero. For each Transfer Date with respect to the Controlled Accumulation Period or the Rapid Amortization Period, any such Unallocated Principal Collections held in the Principal Account on such Transfer Date shall be included in the Investor
Principal Collections which to the extent available shall be distributed as Available Investor Principal Collections to be applied pursuant to
Section 4.09 of the Pooling and Servicing Agreement on such Transfer
Date.

		The Trustee shall establish and maintain the Principal Funding Account and the Reserve Account as segregated trust accounts for the benefit of the Series 1996-B Certificateholders. Principal amounts on deposit in the Principal Funding Account and the Reserve Account shall be applied as set forth in the Pooling and Servicing Agreement. Funds on deposit in the Principal Funding Account and the Reserve Account shall be invested by or at the direction of the Servicer in Permitted Investments as provided in the Pooling and Servicing Agreement. Investment earnings on such funds shall be transferred on each appropriate Transfer Date to the Finance Charge Account and applied as Collections in respect of Finance Charge Receivables allocable to the Class A Certificates in the amount and manner provided in the Pooling and Servicing Agreement.

		On or before each Transfer Date, the Servicer shall instruct the Trustee in writing to withdraw and the Trustee, acting in accordance with such instructions, shall withdraw on such Transfer Date, from the Finance Charge Account to the extent of funds on deposit therein
(i) Collections of Finance Charge Receivables processed as of the end of the preceding Monthly Period which have been allocated to the Series
1996-B Certificates, (ii) with respect to the Class A Certificates, from other amounts constituting Class A Available Funds, and (iii) with respect to the Class B Certificates, from other amounts constituting
Class B Available Funds, the following amounts: (x) amounts up to the Class A Monthly Interest; (y) an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times
(B) the Class B Certificate Rate for such Interest Period and (ii) the
Class B Investor Interest as of the close of business on the last day of the preceding Monthly Period ("Class B Monthly Interest"), provided, however, that with respect to the first Distribution Date, Class B
Monthly Interest shall be equal to the interest accrued on the Class B Initial Investor Interest at the applicable Class B Certificate Rate for the period from the Closing Date through May 14, 1996; and (z) amounts up to the Collateral Monthly Interest, in the actual amounts and manner described in the Pooling and Servicing Agreement.

		On each Transfer Date, the Trustee shall apply the Class A Available Funds withdrawn from the Finance Charge Account, as required by the Pooling and Servicing Agreement, in the following order of priority: (i) an amount equal to the Class A Monthly Interest for such Transfer Date, plus the amount of any Class A Deficiency Amount for such Transfer Date, plus the amount of any Class A Additional Interest for such Transfer Date, (ii) an amount equal to the Class A Servicing Fee for such Transfer Date plus the amount of any Class A Servicing Fee due but not paid on any prior Transfer Date and (iii) an amount equal to the Class A Investor Default Amount, if any, for the preceding Monthly
Period. The Trustee on each Transfer Date shall apply the Class B Available Funds withdrawn from the Finance Charge Account as required by the Pooling and Servicing Agreement in the following order of priority:
 (i) the Class B Monthly Interest for such Transfer Date, plus the amount of any Class B Deficiency Amount for such Transfer Date, plus the amount of any Class B Additional Interest for such Transfer Date, and
(ii) the Class B Servicing Fee for such Transfer Date plus the amount of any Class B Servicing Fee due but not paid on any prior Transfer Date.
The Trustee on each Transfer Date shall apply the Collateral Available Funds withdrawn from the Finance Charge Account as required by the Pooling and Servicing Agreement, if MBNA or The Bank of New York is not the Servicer, to pay the Collateral Interest Servicing Fee for such Transfer Date plus the amount of any Collateral Interest Servicing Fee due but not paid on any prior Transfer Date. The balance of the amount withdrawn from the Finance Charge Account allocable to the Series 1996-B Certificates, if any, after giving effect to the applications above shall constitute "Excess Spread."

		On or before each Transfer Date, the Servicer shall determine the amount (the "Class B Required Amount"), if any, equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest for such Transfer Date, and (ii) the Class B Deficiency Amount, if any, for such Transfer Date, and (iii) the Class B Additional Interest, if any, for such Transfer Date, and (iv) the Class B Servicing Fee for the prior Monthly Period plus the Class B Servicing Fee, if any, due but not paid on any Transfer Date prior thereto, exceeds the Class B Available Funds and (b) the Class B Investor Default Amount, if any, for the prior Monthly Period. In the event that the sum of the Class A Required Amount and Class B Required Amount for such Transfer Date is greater than zero, the Servicer shall give written notice to the Trustee of such positive sum on or before such Transfer Date. In the event that the Class A Required Amount for such Transfer Date is greater than zero, all or a portion of the Excess Spread with respect to such Transfer Date in an amount equal to the Class A Required Amount for such Transfer Date, to the extent available, shall be distributed from the Finance Charge Account on such Transfer Date pursuant to subsection 4.11(a) of the Pooling and Servicing Agreement. In the event that the Class A Required Amount for such Transfer Date exceeds the amount of Excess Spread with respect to such Transfer Date, Reallocated Principal Collections shall be, to the extent available, withdrawn on the Transfer Date from the Principal Account and applied pursuant to Section 4.12 of the Pooling and Servicing Agreement. In the event that the Class A Required Amount for such Transfer Date exceeds the amount of such Excess Spread and the amount of such Reallocated Principal Collections, the Collateral Interest shall, and the Class B Investor Interest may, be reduced as provided in the Pooling and Servicing Agreement. In the event that the Class B Required Amount for such Transfer Date exceeds the amount of Excess Spread available to fund the Class B Required Amount pursuant to subsection 4.11(c) of the Pooling and Servicing Agreement, Collections of Principal Receivables allocable to the Collateral Interest (after application to the Class A Required Amount) shall be applied to the Class B Required Amount to the extent available pursuant to subsection 4.12(b) of the Pooling and Servicing Agreement.

		On or before the Transfer Date immediately succeeding the Monthly Period in which the Controlled Accumulation Period or the Rapid Amortization Period commences and on or before each Transfer Date thereafter, the Servicer shall instruct the Trustee in writing to withdraw, and the Trustee, acting in accordance with such instructions, shall withdraw on such Transfer Date from the Principal Account an amount equal to the Available Investor Principal Collections on deposit in the Principal Account and from such amounts, (A) deposit an amount equal to Class A Monthly Principal (i) during the Controlled
Accumulation Period, into the Principal Funding Account, and (ii) during the Rapid Amortization Period, into the Distribution Account, (B) after the Class A Certificates have been paid in full, deposit an amount equal to Class B Monthly Principal in the Distribution Account, and (C) any remaining amounts in the Principal Account shall be used for payment of Collateral Monthly Principal.

		On the earlier to occur of the first Transfer Date with respect to the Rapid Amortization Period after payment in full of the Class A Investor Interest (after taking into account distributions to be made on the related Distribution Date) or the Transfer Date immediately preceding the Class B Scheduled Payment Date, the Servicer shall instruct the Trustee to withdraw, and on such Transfer Date the Trustee shall withdraw from the Principal Account and deposit in the Distribution Account the amount on deposit in the Principal Account.

		On the Class B Scheduled Payment Date or on each Distribution Date after payment in full of the Class A Investor Interest with respect to a Rapid Amortization Period, the Trustee shall pay from amounts on deposit in the Distribution Account an amount equal to the lesser of the Class B Investor Interest and the amount of Available Investor Principal Collections on deposit in the Distribution Account with respect to the related Monthly Period.

		On each Distribution Date, the Trustee shall pay to the Class A Certificateholders and the Class B Certificateholders the amount deposited on the related Transfer Date into the Distribution Account in respect of Class A Monthly Interest and Class B Monthly Interest, respectively. On each Transfer Date, the Trustee shall pay to the Collateral Interest Holder the Collateral Monthly Interest, to the extent funds are available. Distributions with respect to this Series 1996-B Certificate will be made by the Trustee by, except as otherwise provided in the Pooling and Servicing Agreement, check mailed to the address of each Series 1996-B Certificateholder of record appearing in the Certificate Register and except for the final distribution in respect of this Series 1996-B Certificate, without the presentation or surrender of this Series 1996-B Certificate or the making of any notation thereon; provided that with respect to Series 1996-B Certificates registered in the name of the nominee of a Clearing Agency, distributions will be made in the form of immediately available funds.

		This Class B Certificate represents an interest in only MBNA Master Credit Card Trust II. This Class B Certificate does not represent an obligation of, or an interest in, the Seller or the Servicer, and neither the Series 1996-B Certificates nor the Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. This Series 1996-B
Certificate is limited in right of payment to certain collections respecting the Receivables, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

		As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account, Investor Accounts, Principal Funding Account and Reserve Account may be made upon the instructions of the Servicer from time to time for purposes other than distributions to Series 1996-B Certificateholders.

		The transfer of this Class B Certificate shall be registered in the Certificate Register upon surrender of this Class B Certificate for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Class B Certificateholder or such Class B Certificateholder's attorney-in-fact duly authorized in writing, and thereupon one or more new Class B Certificates of authorized denominations and for the same aggregate Undivided Interests will be issued to the designated transferee or transferees.

		As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, Class B Certificates are exchangeable for new Class B Certificates evidencing like aggregate Undivided Interests, as requested by the Class B Certificateholder surrendering such Class A Certificates. No service charge may be imposed for any such exchange but the Servicer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

		The Servicer, the Trustee and the Transfer Agent and Registrar, and any agent of any of them, may treat the Person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and neither the Servicer, the Trustee, the Paying Agent, the Transfer Agent and Registrar, nor any agent of any of them or of any such agent shall be affected by notice to the contrary except in certain circumstances described in the Pooling and Servicing Agreement.

		The Pooling and Servicing Agreement provides that the right of the Series 1996-B Certificateholders to receive payment from the Trust will terminate on the first Business Day following the Series
1996-B Termination Date.  Upon the termination of the Trust pursuant to
Section 12.01 of the Pooling and Servicing Agreement, the Trustee shall assign and convey to the Holder of the Seller Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, and all proceeds of such Receivables and Insurance Proceeds relating to such Receivables. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be prepared by the Servicer reasonably requested by the Holder of the Seller Certificate to vest in such Holder all right, title and interest which the Trustee had in the Receivables.

		Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Class B Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.
		IN WITNESS WHEREOF, MBNA America Bank, National Association has caused this Class B Certificate to be duly executed under its official seal.



						By:_______________________________
						   Authorized Officer

[Seal]

Attested to:


By:________________________
   Cashier


Date: ____________________


	Form of Trustee's Certificate of Authentication

	CERTIFICATE OF AUTHENTICATION

		This is one of the Series 1996-B Class B Certificates referred to in the within-mentioned Pooling and Servicing Agreement.


							THE BANK OF NEW YORK
							  Trustee


							By:________________________
							   Authorized Signatory
	EXHIBIT B


	FORM OF MONTHLY PAYMENT INSTRUCTIONS AND NOTIFICATION
	TO THE TRUSTEE
	MBNA AMERICA BANK, NATIONAL ASSOCIATION
	MBNA MASTER CREDIT CARD TRUST II SERIES 1996-B
	MONTHLY PERIOD ENDING _________ __, ____

Capitalized terms used in this notice have their respective meanings set forth in the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement as supplemented by the Series 1996-B Supplement. This notice is delivered pursuant to Section 4.09.

	A)	MBNA is the Servicer under the Pooling and Servicing
Agreement.
	B)	The undersigned is a Servicing Officer.
	C)	The date of this notice is on or before the related Transfer
Date under the Pooling and Servicing Agreement.

II.   INSTRUCTION TO MAKE A WITHDRAWAL

Pursuant to Section 4.09, the Servicer does hereby instruct the Trustee
(i) to make withdrawals from the Finance Charge Account, the Principal Account, and the Principal Funding Account on _________ __, ____, which date is a Transfer Date under the Pooling and Servicing Agreement, in aggregate amounts set forth below in respect of the following amounts and (ii) to apply the proceeds of such withdrawals in accordance with subsection 3(a) of the Series 1996-B Supplement and Section 4.09 of the Pooling and Servicing Agreement:

A.Pursuant to subsection 3(a) of the Series 1996-B Supplement:-----
- ---1.-Servicer Interchange-$___________
B.Pursuant to subsection 4.09(a)(i):-----
- ---1.-Class A Monthly Interest at the Class A Certificate Rate on the Class A Investor Interest-$___________
- ---2.-Class A Deficiency Amount-$___________
- ---3.-Class A Additional Interest-$___________
C.Pursuant to subsection 4.09(a)(ii):-----
- ---1.-Class A Servicing Fee-$___________
- ---2.-Accrued and unpaid Class A Servicing Fee-$___________
D.Pursuant to subsection 4.09(a)(iii):-----
- ---1.-Class A Investor Default Amount-$___________
E.Pursuant to subsection 4.09(a)(iv):-----
- ---1.-Portion of Excess Spread from Class A Available Funds to be allocated and distributed as provided in Section 4.11-$___________ F.Pursuant to subsection 4.09(b)(i):-----
- ---1.-Class B Monthly Interest at the Class B Certificate Rate on the Class B Investor Interest-$___________
- ---2.-Class B Deficiency Amount-$___________
- ---3.-Class B Additional Interest-$___________
G.Pursuant to subsection 4.09(b)(ii):-----
- ---1.-Class B Servicing Fee-$___________
- ---2.-Accrued and unpaid Class B Servicing Fee-$___________
H.Pursuant to subsection 4.09(b)(iii):-----
- ---1.-Portion of Excess Spread from Class B Available Funds to be allocated and distributed as provided in Section 4.11-$___________ I.Pursuant to subsection 4.09(c)(i):-----
- ---1.-Collateral Interest Servicing Fee, if applicable-$___________
- ---2.-Accrued and unpaid Collateral Interest Servicing Fee, if applicable-$___________
J.Pursuant to subsection 4.09(c)(ii):-----
- ---1.-Portion of Excess Spread from Collateral Available Funds to be allocated and distributed as provided in Section 4.11-$___________
- ----Total-$
K.Pursuant to subsection 4.09(d)(i):-----
- ---1.-Collateral Monthly Principal, if any, applied in accordance with the Loan Agreement-$___________
L.Pursuant to subsection 4.09(d)(ii):-----
- ---1.-Amount to be treated as Shared Principal Collections-$___________ M.Pursuant to subsection 4.09(d)(iii):-----
- ---1.-Amount to be paid to the Holder of the Seller Certificate-
$___________
- ---2.-Unallocated Principal Collections-$___________
N.Pursuant to subsection 4.09(e)(i):-----
- ---1.-Class A Monthly Principal-$___________
O.Pursuant to subsection 4.09(e)(ii):-----
- ---1.-Class B Monthly Principal-$___________
P.Pursuant to subsection 4.09(e)(iii)-----
- ---1.-Collateral Monthly Principal to be applied in accordance with the Loan Agreement-$___________
Q.Pursuant to subsection 4.09(e)(iv):-----
- ---1.-Amount to be treated as Shared Principal Collections-$___________ R.Pursuant to subsection 4.09(e)(v):-----
- ---1.-Amount to be paid to the Holder of the Seller Certificate-
$___________
- ---2.-Unallocated Principal Collections-$___________
- ----Total-$
S.Pursuant to subsection 4.09(f):-----
- ---1.-Amount to be withdrawn from the Principal Funding Account and deposited into the Distribution Account-$___________
II.---INSTRUCTION TO MAKE CERTAIN PAYMENTS--
Pursuant to Section 4.09, the Servicer does hereby instruct the Trustee to pay in accordance with Section 5.01 from the Distribution Account on _________ __, ____, which date is a Distribution Date under the Pooling and Servicing Agreement, amounts so deposited in the Distribution
Account pursuant to Section 4.09 as set forth below:-----
A.Pursuant to subsection 4.09(g);-----
- ---1.-Amount to be distributed to Class A Certificateholders-
$___________
- ---2.-Amount to be distributed to Class B Certificateholders-
$___________
B.Pursuant to subsection 4.09(h)(i):-----
- ---1.-Amount to be distributed to the Class A Certificateholders-
$___________
C.Pursuant to subsection 4.09(h)(ii):-----
- ---1.-Amount to be distributed to the Class B Certificateholders-
$___________
III.---APPLICATION OF EXCESS SPREAD--
Pursuant to Section 4.11, the Servicer does hereby instruct the Trustee to apply the Excess Spread with respect to the related Monthly Period and to make the following distributions in the following priority:----- A.---The amount equal to the Class A Required Amount, if any, which will be used to fund the Class A Required Amount and be applied in accordance with, and in the priority set forth in, subsection 4.09(a)--$___________ B.
- ---The amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Transfer Date of certain other amounts applied for that purpose) which will be treated as a portion of Investor
Principal Collections and deposited into the Principal Account on such Transfer Date--$___________
C.---The amount equal to the Class B Required Amount, if any, which will be used to fund the Class B Required Amount and be applied first in accordance with, and in the priority set forth in, subsection 4.09(b)
and then any amount available to pay the Class B Investor Default Amount shall be treated as a portion of Investor Principal Collections and deposited into the Principal Account--$___________
D.---The amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the initial Class B Investor Interest for reasons other than the payment of principal to the Class B Certificateholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) which will be treated as a portion of Investor Principal Collections and deposited into the Principal Account--$___________
E.---The amount equal to the Collateral Monthly Interest plus the amount of any past due Collateral Monthly Interest which will be paid to the Collateral Interest Holder for application in accordance with the Loan Agreement--$___________
F.---The amount equal to the aggregate amount of accrued but unpaid Collateral Interest Servicing Fees which will be paid to the Servicer if the Seller or The Bank of New York is the Servicer,--$___________
G.---The amount equal to the Collateral Default Amount, if any, for the prior Monthly Period which will be treated as a portion of Investor Principal Collections and deposited into the Principal Account-- $___________
H.---The amount equal to the aggregate amount by which the Collateral Interest has been reduced below the Required Collateral Interest for reasons other than the payment of principal to the Collateral Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) which will be treated as a portion of Investor Principal Collections and deposited into the
Principal Account--$___________
I.---On each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described in subsection 4.15(f), the amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount which shall be deposited into the Reserve Account--$___________ J.---The balance, if any, after giving effect to the payments made pursuant to subparagraphs (a) through (i) above which shall be deposited into the Distribution Account and applied in accordance with the provisions of the Loan Agreement--$___________
- -----
IV.---REALLOCATED PRINCIPAL COLLECTIONS--
Pursuant to Section 4.12, the Servicer does hereby instruct the Trustee to withdraw from the Principal Account and apply Reallocated Principal Collections pursuant to Section 4.12 with respect to the related Monthly Period in the following amounts:-----
A.Reallocated Collateral Principal Receivables-----$___________ B.Reallocated Class B Principal Receivables-----$___________
V.---ACCRUED AND UNPAID AMOUNTS--
After giving effect to the withdrawals and transfers to be made in accordance with this notice, the following amounts will be accrued and unpaid with respect to all Monthly Periods preceding the current calendar month-----
A.  Subsections 4.09(a)(i) and (b)(i):---
- -(1)-The aggregate amount of the Class A Deficiency Amount-$___________
- -(2)-The aggregate amount of Class B Deficiency Amount-$___________
B.  Subsections 4.09(a)(ii) and (b)(ii):---
- -The aggregate amount of all accrued and unpaid Investor Monthly Servicing Fees--$___________
C.  Section 4.10:---
- -The aggregate amount of all unreimbursed Investor Charge Offs--
$___________
		IN WITNESS WHEREOF, the undersigned has duly executed this certificate this __th day of __________, ____.

						MBNA AMERICA BANK,
						  NATIONAL ASSOCIATION,
						  Servicer


						By:_________________________
						   Name:
						   Title:
	EXHIBIT C


	FORM OF MONTHLY SERIES 1996-B CERTIFICATEHOLDERS' STATEMENT

	Series 1996-B

	MBNA AMERICA BANK, NATIONAL ASSOCIATION

	_____________________________________________


	MBNA MASTER CREDIT CARD TRUST II

	_____________________________________________

	The information which is required to be prepared with respect to the distribution date of ______ __, ____ and with respect to the performance of the Trust during the related Monthly Period.

	Capitalized terms used in this Statement have their respective meanings set forth in the Pooling and Servicing Agreement.
A.-Information Regarding the Current Monthly Distribution (Stated on the Basis of $1,000 Original Certificate Principal Amount)---
- -1.-The amount of the current monthly distribution in respect of Class A Monthly Principal--$__________
- -2.-The amount of the current monthly distribution in respect of Class B Monthly Principal--$__________
- -3.-The amount of the current monthly distribution in respect of Collateral Monthly Principal--$__________
- -4.-The amount of the current monthly distribution in respect of Class A Monthly Interest --$__________
- -5.-The amount of the current monthly distribution in respect of Class A Deficiency Amounts--$__________
- -6.-The amount of the current monthly distribution in respect of Class A Additional Interest--$__________
- -7.-The amount of the current monthly distribution in respect of Class B Monthly Interest--$__________
- -8.-The amount of the current monthly distribution in respect of Class B Deficiency Amounts--$__________
- -9.-The amount of the current monthly distribution in respect of Class B Additional Interest--$__________
- -10.-The amount of the current monthly distribution in respect of Collateral Monthly Interest--$__________
- -11.-The amount of the current monthly distribution in respect of any accrued and unpaid Collateral
Monthly Interest--$__________
B.-Information Regarding the Performance of the Trust---
- -1.-Collection of Principal Receivables--
- --(a)-The aggregate amount of Collections of Principal Receivables processed during the related Monthly Period which were allocated in respect of the Class A Certificates-$__________
- --(b)-The aggregate amount of Collections of Principal Receivables processed during the related Monthly Period which were allocated in respect of the Class B Certificates-$__________
- --(c)-The aggregate amount of Collections of Principal Receivables processed during the related Monthly Period which were allocated in respect of the Collateral Interest-$__________
- -2.-Principal Receivables in the Trust--
- --(a)-The aggregate amount of Principal Receivables in the Trust as of the end of the day on the last day of the related Monthly Period- $__________
- --(b)-The amount of Principal Receivables in the Trust represented by the Investor Interest of Series 1996-B as of the end of the day on the last day of the related Monthly Period -$__________
- --(c)-The amount of Principal Receivables in the Trust represented by the Series 1996-B Adjusted Investor Interest as of the end of the day on the last day of the related Monthly Period-$__________
- --(d)-The amount of Principal Receivables in the Trust represented by the Class A Investor Interest as of the end of the day on the last day of the related Monthly Period-$__________
- --(e)-The amount of Principal Receivables in the Trust represented by the Class A Adjusted Investor Interest as of the end of day on the last day of the related Monthly Period -$__________
- --(f)-The amount of Principal Receivables in the Trust represented by the Class B Investor Interest as of the end of the day on the last day of the related Monthly Period -$__________
- --(g)-The amount of Principal Receivables in the Trust represented by the Collateral Interest as of the end of the day on the last day of the related Monthly Period-$__________
- --(h)-The Floating Investor Percentage with respect to the related Monthly Period -____%
- --(i)-The Class A Floating Allocation with respect to the related Monthly Period-____%
- --(j)-The Class B Floating Allocation with respect to the related Monthly Period-____%
- --(k)-The Collateral Floating Allocation with respect to the related Monthly Period-____%
- --(l)-The Fixed Investor Percentage with respect to the related Monthly Period-____%
- --(m)-The Class A Fixed Allocation with respect to the related Monthly Period-____%
- --(n)-The Class B Fixed Allocation with respect to the related Monthly Period -____%
- --(o)-The Collateral Fixed Allocation with respect to the related Monthly Period-____%
- -3.-Delinquent Balances--
- --The aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the day on the last day of the related Monthly Period:--

- --Aggregate
Account
Balance  --Percentage
 of Total
Receivables
- ----
- -(a)- 35 -  64 days:-$__________-____%
- -(b)- 65 -  94 days:-$__________-____%
- -(c)- 95 - 124 days:-$__________-____%
- -(d)-125 - 154 days:-$__________-____%
- -(e)-155 - or more days:-$__________-____%
- --Total: -$__________-____%

- -4.-Investor Default Amount--
- --(f)-The Aggregate Investor Default Amount for the related Monthly Period-$__________
- --(g)-The Class A Investor Default Amount for the related Monthly Period-$__________
- --(h)-The Class B Investor Default Amount for the related Monthly Period-$__________
- --(i)-The Collateral Default
Amount for the related Monthly Period-$__________
- -5.-Investor Charge Offs--
- --(a)-The aggregate amount of Class A Investor Charge Offs for the related Monthly Period-$__________
- --(b)-The aggregate amount of Class A Investor Charge Offs set forth in 5(a) above per $1,000 of original certificate principal amount- $__________
- --(c)-The aggregate amount of Class B Investor Charge Offs for the related Monthly Period-$__________
- --(d)-The aggregate amount of Class B Investor Charge Offset forth in 5(c) above per $1,000 of original certificate principal amount- $__________
- --(e)-The aggregate amount of Collateral Charge Offs for the related Monthly Period-$__________
- --(f)-The aggregate amount of Collateral Charge Offs set forth in 5(e) above per $1,000 of original certificate principal amount-$__________
- --(g)-The aggregate amount of Class A Investor Charge Offs reimbursed on the Transfer Date immediately preceding this Distribution Date- $__________
- --(h)-The aggregate amount of Class A Investor Charge Offs set forth in 5(g) above per $1,000 original certificate principal amount reimbursed on the Transfer Date immediately preceding this Distribution Date-
$__________
- --(i)-The aggregate amount of Class B Investor Charge Offs reimbursed on the Transfer Date immediately preceding this Distribution Date- $__________
- --(j)-The aggregate amount of Class B Investor Charge Offs set forth in 5(i) above per $1,000 original certificate principal amount reimbursed on the Transfer Date immediately preceding this Distribution Date-
$__________
- --(k)-The aggregate amount of Collateral Charge Offs reimbursed on the Transfer Date immediately preceding this Distribution Date-$__________
- --(l)-The aggregate amount of Collateral Charge Offs set forth in 5(k) above per $1,000 original certificate principal amount reimbursed on the Transfer Date immediately preceding Distribution Date-$__________
- -6.-Investor Servicing Fee--
- --(a)-The amount of the Class A Servicing Fee payable by the Trust to the Servicer for the related Monthly Period-$__________
- --(b)-The amount of the Class B Servicing Fee payable by the Trust to the Servicer for the related Monthly Period-$__________
- --(c)-The amount of the Collateral Servicing Fee payable by the Trust to the Servicer for the related Monthly Period-$__________
- --(d)-the amount of Servicer Interchange payable by the Trust to the Servicer for the related Monthly Period-$__________
- -7.Reallocations---
- --(a)-The amount of Reallocated Collateral Principal Collections with respect to this Distribution Date-$__________
- --(b)-The amount of Reallocated Class B Principal Collections with respect to this Distribution Date-$__________
- --(c)-The Collateral Interest as of the close of business on this Distribution Date-$__________
- --(d)-The Class B Investor Interest as of the close of business on this Distribution Date-$__________
- ----
- ----
- ----
- ----
- ----
- -8.Collection of Finance Charge Receivables---
- --(a)-The aggregate amount of Collections of Finance Charge Receivables and Annual Membership Fees processed during the related Monthly Period which were allocated in respect of the Class A Certificates-$__________
- --(b)-The aggregate amount of Collections of Finance Charge Receivables and Annual Membership Fees processed during the related Monthly Period which were allocated in respect of the Class B Certificates-$_________
- --(c)-The aggregate amount of Collections of Finance Charge Receivables and Annual Membership Fees processed during the related Monthly Period which were allocated in respect of the Collateral Interest-$__________
- -9.Principal Funding Account---
- --(a)-The principal amount on deposit in the Principal Funding Account on the related Transfer Date-$__________
- --(b)-The Accumulation Shortfall with respect to the related Monthly Period-$__________
- --(c)-The Principal Funding Investment Proceeds deposited in the Finance Charge Account on the related Transfer Date-$__________
- --(d)-The amount of all or the portion of the Reserve Draw Amount deposited in the Finance Charge Account on the related Transfer Date from the Reserve Account-$__________
- -10.-Reserve Draw Amount--$__________
- -11.-Available Funds--
- --(a)-The amount of Class A Available Funds on deposit in the Finance Charge Account on the related Transfer Date-$__________
- --(b)-The amount of Class B Available Funds on deposit in the Finance Charge Account on the related Transfer Date-$__________
- --(c)-The amount of Collateral Available Funds on deposit in the Finance Charge Account on the related Transfer Date-$__________
- -12.-Portfolio Yield--
- --(a)-The Portfolio Yield for the related Monthly Period-____%
- --(b)-The Portfolio Adjusted
Yield for the related
Monthly Period-____%
C.Floating Rate Determinations----
- -1.-LIBOR for the Interest Period ending on this Distribution Date--
____%


						MBNA AMERICA BANK,
						  NATIONAL ASSOCIATION,
						  Servicer


						By:_________________________
						   Name:
						   Title:
	SCHEDULE TO EXHIBIT C


SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
MONTHLY PERIOD ENDING _________ __, ____
MBNA AMERICA BANK, NATIONAL ASSOCIATION
MBNA MASTER CREDIT CARD TRUST II SERIES 1996-B


1.--The aggregate amount of the Investor Percentage of Collections of Principal Receivables--$__________
2.--The aggregate amount of the Investor Percentage of Collections of Finance Charge Receivables (excluding Interchange and amounts with respect to Annual Membership Fees)--$__________
3.--The aggregate amount of the Investor Percentage of amounts with respect to Annual Membership Fees --$__________
4.--The aggregate amount of the Investor Percentage of Interchange--
$__________
5.--The aggregate amount of Servicer Interchange--$__________
6.--The aggregate amount of funds on deposit in Finance Charge Account allocable to the Series 1996-B Certificates --$__________
7.--The aggregate amount of funds on deposit in the Principal Account allocable to the Series 1996-B Certificates --$__________
8.--The aggregate amount of funds on deposit in the Principal Funding Account allocable to the Series 1996-B Certificates --$___________ 9.--The aggregate amount to be withdrawn from the Finance Charge Account and paid in accordance with the Loan Agreement pursuant to Section 4.11
- --$__________
10.--The excess, if any, of the Required Collateral Interest over the Collateral Interest --$__________
11.--The Collateral Interest on the Transfer Date of the current calendar month, after giving effect to the deposits and withdrawals specified above, is equal to --$__________
12.--The amount of Monthly Interest, Deficiency Amounts and Additional Interest payable to the
(i) Class A Certificateholders --$__________
- --(ii) Class B Certificateholders--$__________
- --(iii) Collateral Interest Holder --$__________
13.--The amount of principal payable to the (i) Class A Certificateholders --$___________
- --(ii) Class B Certificateholders--$___________
- --(iii) Collateral Interest Holder --$___________
14.--The sum of all amounts payable to the (i) Class A Certificateholders--$___________
- --(ii) Class B Certificateholders  --$___________
- --(iii) Collateral Interest Holder --$___________
15.--To the knowledge of the undersigned, no Series 1996-B Pay Out Event or Trust Pay Out Event has occurred except as described below: --
- ---None-


		IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this __th day of __________, ____.


						MBNA AMERICA BANK,
						  NATIONAL ASSOCIATION,



						By:_________________________
						   Name:
						   Title:


(..continued)












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